UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. __ )

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Innovative Food Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INNOVATIVE FOOD HOLDINGS, INC.
3845 BECK BLVD, SUITE 805
NAPLES, FL 34114

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 25, 2012

The Annual Meeting of Stockholders of Innovative Food Holdings, Inc. (the “Company”) will be held at Feder Kaszovitz LLP, 845 Third Avenue, New York, NY 10022, on January 25, 2012 at 11:00 a.m. local time, to consider and act upon the following matters:

1.	To elect 5 directors to serve for the ensuing year.

2.	To approve and authorize amending our Certificate of Incorporation to increase our authorized capital to 3,000,000,000 shares of common stock, par value of $0.0001 per share.

3.	To approve and authorize amending our Certificate of Incorporation to convert our authorized preferred stock into blank check preferred stock, par value of $0.0001 per share.

4.	To approve and authorize our Board of Directors to implement a reverse split of our outstanding Common Stock, at its discretion, in a ratio ranging from 40:1 to 60:1.

5.	To change our domicile from Florida to Delaware.

6.	To ratify and approve the adoption of the Company’s 2011 Stock Award and Incentive Plan.

7.	To ratify the selection by the Board of Directors of the firm of RBSM LLP, as the Company’s independent auditors for the current fiscal year.

8.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of the close of business on December 6, 2011 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

By Order of the Board of Directors,
/s/ Sam Klepfish
Sam Klepfish, CEO
Naples, Florida
December 14, 2011

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER
TO ENSURE REPRESENTATION OF YOUR SHARES.  YOU MAY REVOKE THE PROXY
AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

INNOVATIVE FOOD HOLDINGS, INC.
3845 BECK BLVD, SUITE 805
NAPLES, FL 34114

PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 25, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Innovative Food Holdings, Inc. (the “Company”) for use at the 2011 Annual Meeting of Stockholders to be held on January 25, 2012, and at any adjournment of that meeting (the “Annual Meeting”). Throughout this Proxy Statement, “we,” “us” and “our” are used to refer to the Company.

The shares of our common stock represented by each proxy will be voted in accordance with the stockholder’s instructions as to each matter specified thereon, unless no instruction is given, in which case, the proxy will be voted in favor of such matter. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to our corporate Secretary or by voting in person at the Annual Meeting.

In reliance upon the Securities and Exchange Commission’s “Notice and Access” rules, we are mailing notice of the Annual Meeting to our stockholders on or about December 15, 2011.  The notice will contain information with respect to where access can be obtained to view this proxy statement and  our Annual Report on Form 10-K for our fiscal year ended December 31, 2010.  As described in the notice, upon request by a shareholder, we will mail hard copies of this proxy statement and our annual report.

Voting Securities and Votes Required

At the close of business on December 6, 2011, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 249,039,549 shares of our common stock, par value $.0001 per share. All holders of our common stock are entitled to one vote per share.

The affirmative vote of the holders of a plurality of the shares of our common stock present or represented by proxy at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting is required for the ratification and adoption of our 2011 Stock Award and Incentive Plan and for the ratification of the appointment by the Board of Directors of RBSM LLP, as our independent auditors for the current fiscal year.  The affirmative vote of the holders of a majority of the shares of our outstanding shares of common stock is required for the amendment to our Certificate of Incorporation to increase our authorized Common Stock, to convert our authorized preferred stock into “blank check” preferred stock, to authorize our Board of Directors to implement a reverse split, and to change our domicile from Florida to Delaware. A majority of the outstanding shares of our common stock represented in person or by proxy at the Annual Meeting will constitute a quorum at the meeting. All shares of our common stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of November 21, 2011 with respect to the beneficial ownership of our common stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each Named Officer, and (4) all our directors and executive officers as a group.  Unless otherwise stated, each person listed below uses the Company’s address.  Pursuant to SEC rules, includes shares that the person has the right to receive within 60 days from November 21, 2011.

Name and Address of		Number of Shares	Percent of
Beneficial Owners		Beneficially Owned	Class

Sam Klepfish	(1)	39,437,501	14.1%
Michael Ferrone	(2)	57,600,000	21.9%
Joel Gold	(3)	37,773,143	14.4%
Solomon Mayer	(4)	-	0.0%
Hank Cohn	(5)	-	0.0%
Justin Wiernasz	(6)	13,000,000	5.0%
Joseph DiMaggio Jr.		14,800,000	5.9%
Christopher Brown		24,610,000	9.9%

All officers and directors as a whole (6 persons)	(7)	146,890,644	44.6%

(1)
Includes 350,000 shares of common stock held by Mr. Klepfish; options to purchase 5,000,000 shares of the Company's common stock, 26,100,000 shares issuable upon the conversion of notes payable; and 7,987,501 shares issuable upon the conversion of accrued interest.  Does not include 910,000 shares issuable as of December 31, 2009 as Compensation for services performed in 2009, and 2,856,757 shares issuable as compensation for services performed in 2010, but not yet issued.  Upon the issuance of these shares, Mr. Klepfish will beneficially own 15.2% of the outstanding shares.

(2)
Includes 43,600,000 shares of common stock held by Mr. Ferrone; and options to purchase 14,000,000 shares of the Company's common stock held by Mr. Ferrone.  Does not include 1,000,000 shares to be issued to Mr. Ferrone for services as a board member in 2009; 679,558 shares issuable for services as a board member in 2010; and 13,120,214 shares to be issued for the conversion of notes and interest.  Upon the issuance of these shares, Mr. Ferrone will beneficially own 26.1% of the outstanding shares.

(3)
Includes 22,853,143 shares of common stock held by Mr. Gold, and options to purchase 14,000,000 shares of common stock.  Does not include 1,000,000 shares to be issued to Mr. Gold for services as a board member in 2009; and 679,558 shares issuable for services as a board member in 2010.  Also includes 920,000 shares of common stock held by Mr. Gold's spouse.  Upon the issuance of these shares, Mr. Gold will beneficially own 14.9% of the outstanding shares.

(4)
Does not include 250,000 shares of common stock issuable for services as a board member for 2010, but not yet issued.  Upon issuance of these shares, Mr. Mayer will beneficially own less than 1% of the shares outstanding

(5)
Does not include 250,000 shares of common stock issuable for services as a board member for 2010, but not yet issued. Upon issuance of these shares, Mr. Cohn will beneficially own less than 1% of the shares outstanding.

(6)
Includes options to purchase 13,000,000 shares of common stock.  Does not include 3,000,000 shares to be issued for services performed in 2008, 966,000 shares to be issued for services performed in 2009, and 2,856,757 shares to be issued for services performed in 2010. Upon the issuance of these shares, Mr. Wiernasz will beneficially own 7.4% of the outstanding shares.

(7)
Includes 66,803,143 shares of common stock, and 80,087,501 shares underlying options, convertible notes or shares issuable as accrued interest upon outstanding notes.  Does not include an aggregate of an additional 27,568,842 shares committed by the Company to be issued.  Upon issuance of such shares the group will beneficially own 48.9% of the outstanding shares.

ELECTION OF DIRECTORS
(Proposal No. 1)

The persons named in the enclosed proxy will vote to elect as directors the five nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. There are no family relationships between or among any of our executive officers or directors.

Nominees

Set forth below for each nominee as a director is his name, age, and position with us, his principal occupation and business experience during at least the past five years and the date of the commencement of his term as a director.

Name	Age	Position
Sam Klepfish	40	Chief Executive Officer and Director
Michael Ferrone	64	Director
Joel Gold	70	Director
Solomon Mayer	53	Director
Hank Cohn	41	Director

Directors

Sam Klepfish

From November 2007 to present Mr. Klepfish is the CEO of Innovative Food Holdings and its subsidiaries. From March 2006 to November 2007 Mr. Klepfish was the interim president of the Company and its subsidiary. Since February 2005 Mr. Klepfish was also a Managing Partner at ISG Capital, a merchant bank. From May 2004 through February 2005 Mr. Klepfish served as a Managing Director of Technoprises, Ltd.  From January 2001 to May 2004 he was a corporate finance analyst and consultant at Phillips Nizer, a New York law firm. Since January 2001 Mr. Klepfish has been a member of the steering committee of Tri-State Ventures, a New York investment group. From 1998 to December 2000, Mr. Klepfish was an asset manager for several investors in small-cap entities.

Joel Gold, Director

Joel Gold is currently an investment Banker at Buckman, Buckman and Reid located in New Jersey, a position he has held since May 2010.  Prior there to, from October 2004, he was head of investment banking of Andrew Garrett, Inc.  From January 2000 until September 2004, he served as Executive Vice President of Investment Banking of Berry Shino Securities, Inc., an investment banking firm also located in New York City. From January 1999 until December 1999, he was an Executive Vice President of Solid Capital Markets, an investment-banking firm also located in New York City.  From September 1997 to January 1999, he served as a Senior Managing Director of Interbank Capital Group, LLC, an investment banking firm also located in New York City.  From April 1996 to September 1997, Mr. Gold was an Executive Vice President of LT Lawrence & Co., and from March 1995 to April 1996, a Managing Director of Fechtor Detwiler & Co., Inc., a representative of the underwriters for the Company’s initial public offering.  Mr. Gold was a Managing Director of Furman Selz Incorporated from January 1992 until March 1995.  From April 1990 until January 1992, Mr. Gold was a Managing Director of Bear Stearns and Co., Inc. (“Bear Stearns”).  For approximately 20 years before he became affiliated with Bear Stearns, he held various positions with Drexel Burnham Lambert, Inc.  He is currently a director, and serves on the Audit and Compensation Committees, of Geneva Financial Corp., a publicly held specialty, consumer finance company.

Michael Ferrone, Director

Michael Ferrone was Executive Producer and Producer, Bob Vila TV Productions, Inc. from its founding in 1989 to 2000. Michael co-created and developed the T.V. show, "Bob Vila's Home Again". As Executive Producer, Michael managed all aspects of creation, production, and distribution of the Show. By integrating brand extension and sponsor relations, Michael managed the interrelationships between Bob Vila and business partners including senior executives at Sears, NBC, CBS, A&E, HGTV, General Motors, and Hearst Publications. In 2002 he co-founded Building Media, Inc., (BMI) a multimedia education, marketing and production company committed to promoting best building practices through better understanding of building science principles. As of 2005, BMI operates as an independently managed, wholly owned subsidiary of DuPont™.

Solomon Mayer, Director

Mr. Solomon Mayer has held various executive level positions, and has successfully overseen several businesses from their conception to profitability.  Mr. Mayer is currently on the board of directors of the following private Companies: Mooney Airplane Corporation, Premier Store Fixtures and Supreme Construction and Development, a real estate development and investment firm.

Hank Cohn, Director

Hank Cohn is currently CEO of P1 Billing, LLC, a revenue cycle management services provider to ambulatory medical clinics.  P1 Billing is a spinoff of PracticeOne Inc. (formerly PractieXpert, Inc., an OTCBB traded company), an integrated PMS and EMR software and services company for physicians.  Mr. Cohn served as President and Chief Executive Officer of PracticeOne from December 2009 until December 2009, at which time he sold the company to Francison Partners,  one of the largest, global technology focused, private equity firms in Silicon Valley.  Prior to that, Mr. Cohn worked with a number of public companies.  A partial list of his past and present board memberships include: Analytical Surveys, Inc., Kaching Kaching, Inc., and International Food and Wine, Inc., currently Evolution Resources Inc.  Mr. Cohn also served as the executive vice president of Galaxy Ventures, LLC a closely-held investment fund concentrating in the areas of bond trading and early stage technology investments, where he acted as portfolio manager for investments.

Executive Officer

Justin Wiernasz, President

Effective on July 31, 2008, Mr. Justin Wiernasz, age 45, was promoted to the position of President of Innovative Food Holdings, Inc.    Prior thereto he was the Executive Vice President of Marketing and Sales and Chief Marketing Officer of our operating subsidiary, Food Innovations, Inc. since May 2007 and the President of Food Innovations and our Chief Marketing Officer since December 2007.  Prior thereto, he was at U.S. Foodservice, our largest customer, for 13 years. From 2005 to 2007 he was the Vice President of Sales & Marketing, U.S. Foodservice, Boston, and prior thereto, from 2003 to 2005 he was a National Sales Trainer at U.S. Foodservice, Charleston SC.  From 1996 to 2003 he was the District Sales Manager at U.S. Foodservice, Western Massachusetts and from 1993 to 1996 he was Territory Manager, U.S. Foodservice, Northampton, Easthampton & Amherst, MA. Prior to that from 1989 to 1993 he was the owner and operator J.J.’s food and spirit, a 110 seat restaurant.

Key Employee

John McDonald

Mr. McDonald, age 48, has been the Chief Information Officer of IVFH since November 2007 and our principal accounting officer since November 2007.  From 2004 through 2007, Mr. McDonald worked as a consultant with Softrim Corporation of Estero, Florida where he created custom applications for a variety of different industries and assisted in building interfaces to accounting applications. Since 1999 he has also been President of McDonald Consulting Group, Inc., which provides consulting on accounts receivable, systems and accounting services.

Qualification of Directors

We believe that all of our directors are qualified for their positions and each brings a benefit to the board. Mr. Klepfish, as our CEO, is uniquely qualified to bring management’s perspective to the board’s deliberations.  Mr. Gold, with his lengthy career working for broker/dealers, brings “wall Street’s” perspective. Mr. Ferrone, with his background, brings marketing experience to the board.  Mr. Mayer, with his experience as an executive in start-up companies, brings that knowledge and insight to the board.  Mr. Cohn, with his prior history of being an executive and his experience as a director of other companies, brings a well-rounded background and wealth of experience to our board.

Independent Directors

A majority of our directors are “independent” as defined under rules of the Nasdaq Stock Market.  Such independent directors are Messrs. Gold, Ferrone, Mayer and Cohn.  Our directors hold their offices until the next annual meeting of stockholders and until their successors are elected and qualified.

Committees

The Board of Directors does not currently have a Compensation Committee, a Nominating Committee or a Governance Committee. The usual functions of such committees are performed by the entire Board of Directors.  We are currently in the process of establishing these committees and designating directors to serve on them.

Audit Committee

We do not have a separately designated standing audit committee. Pursuant to Section 3(a)(58)(B) of the Exchange Act, the entire Board of Directors acts as an audit committee for the purpose of overseeing the accounting and financial reporting processes, and audits of our financial statements. The Commission recently adopted new regulations relating to audit committee composition and functions, including disclosure requirements relating to the presence of an "audit committee financial expert" serving on its audit committee.  We intend to designate one of our current directors as such an expert, as soon as reasonably practicable. Our current directors, by virtue of their past employment experience, have considerable knowledge of financial statements, finance, and accounting, and have significant employment experience involving financial oversight responsibilities. Accordingly, we believe that our current directors capably fulfill the duties and responsibilities of an audit committee in the absence of such a designated expert at this time.

Code of Ethics

We have adopted a code of ethic (the "Code of Ethics") that applies to all employees including specifically our principal chief executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  A copy of the Code of Ethics was filed as Exhibit 14 to a previous annual report and is publicly available at no charge at www.sec.gov.  The Code of Ethics was designed with the intent to deter wrongdoing, and to promote the following:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships

•	Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the Commission and in other public communications we make

•	Compliance with applicable governmental laws, rules and regulations

•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code

•	Accountability for adherence to the code

Meetings of the Board of Directors and Board Member Attendance at Annual Stockholder Meeting

During 2010, the Board of Directors met once and acted without a meeting pursuant to unanimous written consent three times.  All of the directors attended the meeting.

We do not have a formal written policy with respect to board members’ attendance at annual stockholder meetings, although we do encourage each of them to attend.  We expect all of the directors then serving to attend our 2011 Annual Stockholder Meeting.

Stockholder Communications

Stockholders interested in communicating with our Board may do so by writing to any or all directors, care of our Chief Information Officer, at our principal executive offices. Our Chief Information Officer will log in all stockholder correspondence and forward to the director addressee(s) all communications that, in his judgment, are appropriate for consideration by the directors. Any director may review the correspondence log and request copies of any correspondence. Examples of communications that would be considered inappropriate for consideration by the directors include, but are not limited to, commercial solicitations, trivial, obscene, or profane items, administrative matters, ordinary business matters, or personal grievances. Correspondence that is not appropriate for Board review will be handled by our Chief Information Officer. All appropriate matters pertaining to accounting or internal controls will be brought promptly to the attention of all the directors.

Stockholder recommendations for director nominees are welcome and should be sent to our Chief Information Officer, who will forward such recommendations to each of our directors, and should include the following information: (a) all information relating to each nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of each nominee, and must be submitted in the time frame described under the caption, “Stockholder Proposals for 2012 Annual Meeting,” below. The board of directors will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other sources, using criteria, if any, approved by the Board from time to time. We do not currently have a policy with respect to considering diversity in identifying director nominees.  Our stockholder communication policy may be amended at any time with the consent of our board of directors.

Pursuant to our Code of Ethics all of our employees are required to disclose to our general counsel, the board of directors or any committee established by the Board of Directors to receive such information, any material transaction or relationship that reasonably could be expected to give rise to actual or apparent conflicts of interest between any of them, personally, and us. In addition, our Code of Ethics also directs all employees to avoid any self-interested transactions without full disclosure. This violation of this policy, which applies to all of our employees, could be grounds for termination. In approving or rejecting a proposed transaction, our Board of Directors or designated committee will consider the facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to us, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence. Upon concluding their review, they will only approve those agreements that, in light of known circumstances, are in or are not inconsistent with, our best interests, as they determine in good faith.

Qualifications for Nominees

The Board of Directors does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership.

The Board of Directors has identified the following qualifications, attributes, experience, and skills that are important to be represented on the Board as a whole: (i) management, leadership and strategy; (ii) financial expertise; (iii) marketing and consumer experience; and (iv) capital management.

In considering potential candidates for election to the Board (and the Nominating and Corporate Governance Committee when established), observes the following guidelines, among other considerations: (i) the Board must include a majority of independent directors; (ii) each candidate shall be selected without regard to age, sex, race, religion or national origin; (iii) each candidate should have the highest level of personal and professional ethics and integrity and have the ability to work well with others; (iv) each candidate shall only be involved in activities or interests that do not conflict or interfere with the proper performance of the responsibilities of a director; (v) each candidate should possess substantial and significant experience that would be of particular importance to the Company in the performance of the duties of a director; and (vi) each candidate should have sufficient time available, and a willingness to devote the necessary time, to the affairs of the Company in order to carry out the responsibilities of a director, including, without limitation, consistent attendance at Board of Directors and committee meetings and advance review of Board of Directors and committee materials.  The Chairman of the Board of Directors, if in office, and Chief Executive Officer will interview such candidate. The Board of Directors will then determine if (and when established, the Nominating and Governance Committee will then determine whether to recommend to the Board of Directors) a candidate shall be nominated for approval by the shareholders. The manner in which Board of Directors (or the Nominating and Governance Committee when established) evaluates a potential candidate does not differ based on whether the candidate is recommended by a shareholder of the Company.

The Board’s Role in Risk Oversight

The Board of Directors is responsible for oversight of the various risks facing the Company. Risks are considered in virtually every business decision and business strategy. While the Board recognizes that appropriate risk-taking is essential for the Company to remain competitive and achieve its long-term goals, it nonetheless strongly believes that risk taking must be closely monitored.

The Board has implemented the following risk oversight framework: (i) know the major risks inherent in the Company’s business and strategy and compensation policies; (ii) evaluate risk management processes; (iii) encourage open and regular communication about risks between management and the Board; and (iv) cultivate a culture of integrity and risk awareness.

While the Board oversees risk, management is responsible for managing risk. We have developed internal processes to identify and manage risk and communicate appropriately with the Board.  Management communicates routinely with the Board and individual Directors on the significant risks identified and how they are being managed and Directors are encouraged to communicate directly with senior management.

Board Leadership Structure; Executive Sessions

Historically, our board structure featured (i) the presence of its Chief Executive Officer, and (ii) independent, active and effective directors of equal importance and with an equal vote.  We believe the company and its shareholders were well served by having the company’s Chief Executive Officer serve on the Board.  We have not selected a Chairman.  The board is taking this opportunity to reevaluate its structure and may, following the election of the directors at the 2011 annual meeting, implement a new structure going forward, including the formation of committees and the appointment of a Chairman of the Board.  Regardless of the structure, the board intends to implement the practice of having non-management Board members meet without management present at a regularly scheduled executive session. Also, at least once a year, such meetings may include only the independent members of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

During 2010, Mr. Weirnasz did not file one Form 4 to report the issuance of options to purchase 8,000,000 shares of common stock; Mr. Gold and Mr. Ferrone did not file two Form 4’s each to report the issuance of options to purchase 8,000,000 shares and 1,000,000 shares of common stock. Mr. Mayer did not file a Form 3 to report becoming a director and a Form 4 to report the issuance of 250,000 shares of common stock.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation for services in all capacities rendered to us for the years ended December 31, 2010, 2009 and 2008 of our Chief Executive Officer and our other executive officers whose annual compensation exceeded $100,000 in such fiscal years.  We refer to the Chief Executive Officer and these other officers as the named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Sam Klepfish	2010	$151,000		$42,280	(a)	$-		$-		$-	$-	$15,713	(b)	$208,993
CEO	2009	$143,500	(c)	$9,100	(d)	$-		$-		$-	$-	$8,642	(b)	$161,242
	2008	$184,000	(e)	$-		$-		$-		$-	$-	$-		$184,000

Justin Wiernesz	2010	$135,038		$42,280	(a)	$-		$54,620	(f)	$-	$-	$-		$231,938
President	2009	$135,000		$9,660	(g)	$-		$-		$-	$-	$-		$144,660
	2008	$114,000		$-		$24,000	(h)	$10,000	(i)	$-	$-	$-		$148,000

John McDonald	2010	$118,124		$-		$-		$17,409	(j)	$-	$-	$-		$135,173
Chief Information and	2009	$94,320		$-		$-		$-		$-	$-	$-		$94,320
Principal Accounting Officer	2008	$67,960		$-		$-		$-		$-	$-	$-		$67,960

(a)	Consists of a cash portion of $21,140 and 2,856,757 shares of common stock values at $0.0074 per share.

(b)	Consists of cash payments for health care benefits.

(c)	Consists of $130,000 cash salary paid and an additional $13,500 salary accrued, which is convertible into shares of common stock at the election of Mr. Klepfish at a rate of $0.005 per share.

(d)	Consist of a cash portion of $4,550 and 910,000 shares of common stock valued at a price of $0.005 per share, for a value of $4,550.

(e)	Consists of $130,000 cash salary paid and an additional $54,000 salary accrued, which is convertible into shares of common stock at the election of Mr. Klepfish at a rate of $0.005 per share.

(f)
Consists of 2,000,000 options to purchase shares of common stock at a price of $0.0076 per shares, 2,000,000 options to purchase shares of common stock as a price of $0.0095 per shares, 2,000,000 options to purchase shares of common stock as a price of $0.0090 per share, and 2,000,000 options to purchase shares of common stock at a price of $0.0096 per share.

(g)	Consist of a cash portion of $4,830 and 966,000 shares of common stock valued at a price of $0.005 per share, for a value of $4,830.

(h)	Consists of 3,000,000 shares of common stock to be issued pursuant to an employment agreement.

(i)	Consists of options to purchase 5,000,000 shares of the Company's common stock at a price of $0.007 per share.

(j)
Consists of 625,000 options to purchase shares of common stock at a price of $0.0076, 625,000 options to purchase shares of common stock at a price of $0.0095, 625,000 options to purchase shares of common stock at a price of $0.0090 per share, and 625,000 options to purchase shares of common stock at a price of $0.0096 per share.

Outstanding Equity Awards at Fiscal Year-End as of December 31, 2010

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Justin Wiernesz	8,000,000	(a)	-	-	$-	(b)	-	(c)	-	-	-	-
Justin Wiernesz	5,000,000		-	-	$0.007		03/31/2013		-	-	-	-
Sam Klepfish	5,000,000		-	-	$0.005		11/20/2011		-	-	-	-
Sam Klepfish	5,000,000		-	-	$0.007		03/31/2013		-	-	-	-

(a)	Options vest at the rate of 25% each quarter beginning March 31, 2010
(b)	Exercise price is a 20% premium to the closing price of the Company’s common stock on the date of vesting, but no lower than a price of $0.005 per share.
(c)	Option term is 5 years from the date of vesting.

Director Compensation

Name		Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joel Gold		-	6,000	(a)	54,538	(c)	-	-	-	60,538
Michael Ferrone		-	6,000	(a)	54,538	(c)	-	-	-	60,538
Sam Klepfish		-	-		-		-	-	-	-
Christopher Brown	(e)(f)	-	2,000	(b)	-		-	-	-	2,000
Solomon Mayer	(e)	-	2,000	(b)	-		-	-	-	2,000
Hank Cohn	(e)	-	2,000	(b)	-		-	-	-	2,000

(a)
Consists of 198,413 shares of common stock at a price of $0.008 per share, 158,228 shares of common stock at a price of $0.009 per share, 166,667 shares of common stock at a price of $0.009 per share, 156,250 shares of common stock at a price of $0.01 per share.

(b)	Consists of 250,000 shares of common stock at a price of $0.008 per share.

(c)
Consists of 2,000,000 options to purchase shares of common stock at a price of $0.0076 per share, 2,000,000 options to purchase shares of common stock at a price of $0.0095 per share, 2,000,000 options to purchase shares of common stock at a price of $0.0090, and 2,000,000 options to purchase shares of common stock at a price of $0.0096 per share.

(e)	Appointed to the Board of Directors on October 29, 2010.

(f)	Resigned from the Board on May 23, 2011.

Employment Agreements

Our subsidiary, Food Innovations, has employment agreements with certain officers and certain employees.  The employment agreements provide for salaries and benefits, including stock grants and extend up to five years.  In addition to salary and benefit provisions, the agreements include defined commitments should the employer terminate the employee with or without cause.  However, none of such employment agreements contain any “Golden Parachute” compensation nor do we have any oral or written agreements with any of our executive officers to provide such compensation or the acceleration of any options or awards upon the occurrence of any corporate event.

SAM KLEPFISH

In 2008, the Company and its Chief Executive Officer, Sam Klepfish, were parties to an oral agreement which provided, among other things:

●	Mr. Klepfish was to receive a monthly salary in the amount of $10,028.

●
Mr. Klepfish received an additional monthly salary of $4,500 which is not paid in cash, but is recorded on a monthly basis as a convertible note payable. These notes payable are convertible into common stock of the Company at a rate of $0.005 per share.

On December 31, 2008, we entered into a one year employment agreement with Sam Klepfish.  The agreement provided for, among other things, (i) an annual salary of $130,000;  (ii) bonuses (payable one-half in cash and one-half in stock) in the range of 7%-50% of salary based upon our meeting certain revenue and gross margin milestones;  (iii) four month severance upon termination, and (iv) restrictions on confidentiality, competition and solicitation.

On January 6, 2010 (with an effective date of January 1, 2010), we entered into a three year employment agreement with Sam Klepfish.  The agreement provides for, among other things, (i) average annual salary of $151,000 from January 1, 2010 through December 31, 2010, of which $6,500 shall be accrued until June 20, 2010, and then payable in equal weekly installments until said $6,500 is paid in full by December 31, 2010;  (ii) $165,000 per annum from January 1, 2011 through December 31, 2011, provided, however that the increase of $14,000 shall only take effect if the Company’s gross annual sales for 2010 are at least $7.5 million; and (iii) the lesser of a 10% increase in salary above the salary in 2011 or $181,000 per annum from January 1, 2012 through December 31, 2012, provided, however the increase in 2012 shall only take effect if the Company’s gross annual sales for 2011 are at least $7.5 million.

Mr. Klepfish is also entitled to receive an annual bonus based upon the consolidated aggregate incremental revenues of the Company (payable one-half in cash and one-half in stock) in the range of 7%-50% of salary based upon our meeting certain revenue and gross margin milestones.

JUSTIN WIERNASZ

In 2008, Mr. Wiernasz was under an employment agreement dated May 18, 2007 that expired on September 13, 2008 pursuant to which he was compensated at an annual rate of $120,000. The agreement also provided for the earning of a bonus of 10% of his salary, up to 50%, for each $100,000 of incremental profits we made over the previous year.

On January 22, 2008, our Board approved the grant of an aggregate of 3 restricted million shares and 5 million in options exercisable for five years at an exercise price of $0.007 per share to Mr. Wiernasz, upon his appointment as President of Innovative Food Holdings, all of which vested on December 31, 2008.

On December 31, 2008, we entered into a one year employment agreement with Justin Wiernasz. The agreement provided for, among other things, (i) an annual salary of $130,000; (ii) bonuses (payable one-half in cash and one-half in stock) in the range of 7%-50% of salary based upon our meeting certain revenue and gross margin milestones; (iii) four month severance upon termination; and (iv) restrictions on confidentiality, competition and solicitation.

On January 6, 2010 (with an effective date of January 1, 2010) we entered into a three year employment agreement with Mr. Wiernasz.  The agreement provides for, among other things, (i) average annual salary of $151,000 from January 1, 2010 through December 31, 2010, of which $6,500 shall be accrued until June 20, 2010, and then payable in equal weekly installments until the $6,500 is paid in full by December 31, 2010;  (ii) $165,000 per annum from January 1, 2011 through December 31, 2011, provided, however that the increase of $14,000 shall only take effect if the Company’s gross annual sales for 2010 are at least $7.5 million; and (iii) the lesser of a 10% increase in salary above the salary in 2011 or $181,000 per annum from January 1, 2012 through December 31, 2012, provided, however, the increase in 2012 shall only take effect if the Company’s gross annual sales for 2011 are at least $7.5 million.

Mr. Wiernasz is also entitled to receive an annual bonus based upon the consolidated aggregate incremental revenues of the Company (payable one-half in cash and one-half in stock) in the range of 7%-50% of salary based upon the registrant meeting certain revenue and gross margin milestones.

ADOPTION OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED CAPITAL TO 3,000,000,000 SHARES OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE
(Proposal No. 2)

On August 10, 2011, the Board of Directors unanimously resolved, subject to stockholder approval, to amend our Certificate of Incorporation (the “Revised Certificate”). The Revised Certificate would amend the Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 shares to 3,000,000,000 shares.  THIS PROPOSAL WILL ONLY BE GIVEN EFFECT IF PROPOSAL 4 IS NOT APPROVED.  IN THE EVENT PROPOSAL 4 IS APPROVED, THIS PROPOSAL SHALL BE MOOT AND OF NO CONSEQUENCE.  IN THE EVENT PROPOSAL 5 IS APPROVED, THIS PROPOSAL WILL BE MOOT AND OF NO CONSEQUENCE ONCE THE CHANGE OF DOMICILE ACTUALLY OCCURS.

Purpose and Effect of the Amendment

We Urge Each Stockholder to Carefully Read the Revised Certificate Before Voting on This Proposal, a copy of which is attached hereto as Appendix A.

If Proposal 2 is approved (and Proposal 4 is not approved), Article IV of our Articles of Incorporation would be amended to increase the authorized shares of common stock to 3,000,000,000 shares.

The additional shares of common stock to be authorized by adoption of Proposal 2 would have rights identical to the currently outstanding common stock. Adopting Proposal 2 would not affect the rights of the holders of currently outstanding common stock. However, if additional shares of common stock are actually issued, any such issuance would have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

We currently have 500,000,000 authorized shares of common stock. As of December 6, 2011, 249,039,549 shares of common stock were outstanding and 714,235,467 shares of common stock were subject to issuance upon exercise of outstanding options and warrants, and upon conversion of outstanding notes. An additional 36,568,842 shares of common stock have been committed to be issued, but have not yet been issued.

Reasons to Increase the Amount of Authorized Shares

The principal purpose to authorize additional shares of common stock is to provide sufficient shares to cover all of our currently outstanding options, warrants and convertible notes and also to provide us with additional financial flexibility to issue common stock for purposes which may be identified in the future, including, without limitation, to distribute common stock to stockholders pursuant to stock splits and/or stock dividends, to raise equity capital, to provide sufficient shares for issuance under the 2011 Stock Award and Incentive Plan, to adopt additional equity incentive plans or reserve additional shares for issuance under such plans, to make acquisitions through the use of common stock, and to effect other corporate transactions.

On a fully diluted basis we currently have approximately 999,843,858 shares outstanding or approximately 499,843,858 shares more than we are currently authorized to issue.  Specifically, there are potentially 394,035,467 shares issuable upon conversion of secured notes and related interest, 48,500,000 shares issuable upon exercise of options and 272,200,000 shares issuable upon exercise of warrants.  The secured note holders have waived their rights to require us to maintain sufficient available shares to convert all of their notes, however, we are obligated to increase our authorized shares once we have 425,000,000 shares outstanding.

The availability of additional shares of common stock is also particularly important if the Board of Directors needs to undertake any of the foregoing actions on an expedited basis. An increase in the number of authorized shares of common stock would enable the Board of Directors to avoid the time (and expense) of seeking stockholder approval in connection with any such contemplated action. If Proposal 2 is approved by our stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law or the rules of any stock exchange or association upon which our securities may be listed. As of the date hereof, we do not have any plans, proposals, or arrangements, written or otherwise, to issue any of the newly available authorized shares, other than upon the conversion or exercise of convertible securities. Approval of the proposal does not mean that we will necessarily enter into such a transaction, but our Board believes that it may make us a more attractive candidate for a corporate transaction for financing.  No assurance can be given that approval of this proposal will lead to a corporate transaction or significant financing. The holders of common stock do not have preemptive rights to purchase any shares issued in the future.

The proposed increase in the authorized number of shares of common stock could have a variety of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of such authorized shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of a stockholder’s investment could be adversely affected.

Common Stock
Shares currently authorized	500,000,000
Shares currently outstanding	249,039,549
Shares outstanding – fully diluted	999,843,858
Number of shares in excess of authorized shares on fully diluted basis	(499,843,858)

Shares authorized if proposal is adopted (and Proposal 4 is not adopted)	3,000,000,000
Shares currently outstanding	249,039,549
Shares outstanding – fully diluted	999,843,858
Additional shares that can be issued if proposal is adopted (and Proposal 4 is not adopted)	2,000,156,142

ADOPTION OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CONVERT OUR AUTHORIZED PREFERRED STOCK INTO “BLANK CHECK” PREFERRED STOCK, PAR VALUE $0.0001 PER SHARE

(Proposal No. 3)

REGARDLESS OF WHETHER PROPOSAL 4 IS APPROVED, THE 10 MILLION SHARES OF PREFERRED STOCK CURRENTLY AUTHORIZED BY OUR ARTICLES OF INCORPORATION WILL NOT BE REDUCED BY THE REVERSE SPLIT.  IN THE EVENT PROPOSAL 5 IS ADOPTED, THIS PROPOSAL WILL BE MOOT AND OF NO CONSEQUENCE ONCE THE CHANGE OF DOMICILE ACTUALLY OCCURS.

We Urge Each Stockholder to Carefully Read the Revised Certificate Before Voting on This Proposal, a copy of which is attached hereto as Appendix A.

If Proposal 3 is approved, Article IV of the Certificate of Incorporation would be amended to convert our current authorized 10,000,000 shares of preferred stock into 10,000,000 shares of blank check preferred stock.

In the event Proposal 5 is not adopted, approval of this Proposal would convert our existing class of preferred stock into a class of “blank check” preferred stock.  We currently have 10 million shares of preferred stock authorized but the certificate of incorporation does not contain any details with respect to the preferences of any of the shares.  Thus, should our board of directors desire to issue shares of preferred stock with specific preferences it would require shareholder approval prior to each issuance.  Blank check preferred stock means that the board of directors is given approval to issue any of the authorized shares from time to time, in such classes and amounts, and with such rights and preferences, as the board, in its sole discretion shall determine.  In other words, if the shareholders approve this proposal, it will have no further direct oversight and control over the issuances of any preferred stock in the future.  In effect, you are waiving your current right to authorize any future issuances of preferred stock and, more importantly, you would be waiving your current right to vote on the designation of any rights, power and preferences attached to any class of preferred stock in the future.

The principal purpose to authorize additional shares of preferred stock is to provide us with additional financial flexibility to issue preferred stock for purposes which may be identified in the future, including, without limitation, to distribute to stockholders as a stock dividends, to raise equity capital, to make acquisitions through the use of preferred stock, and to effect other corporate transactions.

The availability of preferred stock is particularly important if the Board of Directors needs to undertake any of the foregoing actions on an expedited basis. Conversion now of the preferred stock to blank check preferred stock would enable the Board of Directors to avoid the time (and expense) of seeking stockholder approval in connection with any such contemplated action. If this Proposal is approved by our stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of preferred stock, except as may be required by applicable law or the rules of any stock exchange or association upon which our securities may be listed, quoted or traded. As of the date hereof, we do not have any plans, proposals, or arrangements, written or otherwise, to issue any of the newly available authorized preferred shares.  Approval of the proposal does not mean that we will necessarily enter into such a transaction, but our Board believes that it may make us a more attractive candidate for a corporate transaction for financing.  No assurance can be given that approval of this proposal will lead to a corporate transaction or significant financing.

The proposed preferred stock could have a variety of potentially negative effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of such authorized shares.  The Board could authorize the issuance of a class or series of preferred stock with such rights and preferences as to greatly limit the likelihood of our common stockholders from receiving cash dividends or distributions upon our dissolution.  In addition, shareholders could face dilution of their voting power if the preferred shares are issued with super-voting rights.  Such preferred shares could also be given “poison pill” provisions that would dissuade potential suitors from acquiring us, thereby reducing an opportunity for our common shareholders to maximize the value of their shareholdings.

TO APPROVE AND AUTHORIZE A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK
IN A RATIO RANGING FROM 40:1 TO 60:1 AT THE DISCRETION OF THE BOARD
(Proposal No. 4)

THIS PROPOSAL WILL ONLY IMPACT OUR OUTSTANDING SHARES OF COMMON STOCK, SHARES OF STOCK AUTHORIZED TO BE ISSUED BUT NOT YET ISSUED, AND SHARES OF STOCK UNDERLYING OPTIONS, WARRANTS AND CONVERTIBLE NOTES.  Approval of this proposal will not impact our authorized number of shares of common and preferred stock.

Purpose and Effect of the Reverse Stock Split

The proposed Reverse Stock Split is to provide us with sufficient flexibility to take advantage of corporate opportunities and/or financings should the opportunities arise. Without the Reverse Stock Split, we will not have sufficient number of authorized Common Shares to engage in these types of transactions and if we were to merely increase the number of our authorized Common Shares (as per Proposal no. 2), management is concerned that the number of our issued and outstanding Common Shares following any such transaction might be excessive, given our current financial condition.

Under economic theory, and as experience shows, the market price of our common stock should rise in an inverse amount to the ratio of the reverse split.  However, the market price of our Common Stock is also based on factors that may be unrelated to the number of shares outstanding. These factors include our performance, general economic and market conditions and other factors, many of which are beyond our control.  Accordingly, following the initial expected rise following the implementation of the reverse split, the market price of our stock may fall resulting in a loss of net value to your portfolio.

The Reverse Stock Split will affect all of our shareholders uniformly. However we will not issue fractional shares, but rather will cash out any fractional shares by delivery of the fair market value of such fractional shares to all such shareholders holding a fractional share as a result of the implementation of the Reverse Stock Split.

After the effective date of the Reverse Stock Split (as will be determined in the discretion of our Board of Directors, but no later than the record date of our 2012 Annual Meeting of Shareholders), each stockholder will own a reduced number of shares of our Common Stock, but will hold the same percentage of the outstanding shares as such stockholder held prior to the effective date. The number of shares of our Common Stock that may be issued upon the exercise of outstanding rights to receive shares of our Common Stock or conversion of an outstanding convertible note and the per share conversion prices thereof, will be adjusted appropriately to give effect to the Reverse Stock Split as of the effective date.

The split will increase the number of shareholders who own odd-lots. An odd-lot is fewer than 100 shares. Such shareholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of any such implementation, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion with the exchange ratio for the Reverse Stock Split (as will be determined in the discretion of our Board of Directors, but no later than the record date of our 2012 Annual Meeting of Shareholders) and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total shareholders' equity. All share and per share information will be retroactively adjusted following the effective date to reflect the Reverse Stock Split for all periods presented in future filings.

The availability of additional authorized shares will allow our Board of Directors to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by the shareholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law). Such purposes could include meeting requirements for capital expenditures or working capital or, depending on the market conditions, effecting future acquisitions of other businesses through the issuance of shares of Common Stock. In addition, since our Board members are not prescient, it is impossible to predict at this time the appropriate size of any reverse split as would be necessary to consummate any future corporate opportunities or financings.  Accordingly, we are asking for approval to give our Board discretion to implement a reverse split within the range of 40:1 to 60:1 based upon the determination by our board of directors of the appropriate ratio based upon the relevant factors at such time.

Because the Reverse Stock Split will result in an increased number of authorized but unissued shares of our Common Stock, it may be construed as having an anti-takeover effect. Although the Reverse Stock Split is not being proposed by the Board for this purpose, in the future the Board of Directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of us, for example, by privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Articles of Incorporation would not receive the requisite vote. Such uses of our Common Stock could render more difficult, or discourage, an attempt to acquire control of our Company if the Board opposed such transactions.

The Reverse Stock Split will have the following effects upon our Common Stock:

•  The number of shares owned by each holder of Common Stock on the effective record date of a reverse split will be reduced by anywhere from a factor of 97.5% to 98.33%;

•  The number of shares of Common Stock we are authorized to issue will increase to 3,000,000,000 if Proposal 2 is adopted and this Proposal 4 is not adopted.  However, if Proposal 4 is also adopted, Proposal 2 will not be effective (EVEN IF APPROVED) and our authorized common stock will remain at 500,000,000 shares; following implementation of the reverse stock split;

•
Regardless of whether Proposals 2 and 4 are approved, in no event will the approval of this proposal impact the number of authorized shares of preferred stock which shall remain at 10,000,000 shares; and

•  Shares of our Common Stock underlying our outstanding convertible notes, options and warrants will also be reduced by the ratio of the reverse split.

The shares of our Common Stock to be issued following the Reverse Stock Split will be fully paid and non-assessable. The Reverse Stock Split will not change any of the rights of the shareholders of our Common Stock. The new shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of our Common Stock that were issued prior to the Reverse Stock Split. Each shareholder's percentage ownership will not be altered as a result of the Reverse Stock Split, but each shareholder could incur future dilution, which could be substantial, as a result of the issuance of additional shares available for issuance following the Reverse Stock Split.

On the record date of December 6, 2011, as described above, there were 249,039,549 shares of our common stock issued and outstanding; an additional 714,235,467 shares underlying outstanding options, warrants and convertible notes; and an additional 36,568,842 shares of common stock have been committed to be issued, but have not yet been issued.

The following table sets forth the number of Common Shares issued and outstanding as of the record date of this Proxy Statement and upon implementation of a Reverse Split at a ratio of 40:1, 50:1 and 60:1.  Inasmuch as we cannot predict at this time the actual ratio that our Board will select, these examples will provide information with respect to the highest, lowest and mid range of the possible ratios.

	40:1	50:1	60:1
Number of Authorized shares	500,000,000	500,000,000	500,000,000
Number of outstanding shares	6,225,988	4,800,791	4,150,659
Number of authorized but unissued shares	493,774,012	495,199,209	495,849,341
Number of outstanding shares – fully diluted	24,971,096	19,976,877	16,647,397
Number of authorized but unissued shares - fully diluted	475,028,904	480,023,123	483,352,603

REGARDLESS OF WHETHER PROPOSAL 5 IS APPROVED, PROPOSAL 4  SHALL BE IMPLEMENTED AT THE DISCRETION OF THE BOARD.  What this means is that as described in Proposal 5, the authorized capital of the Certificate of Incorporation of the Delaware corporation shall be either 3,000,000,000 or 500,000,000 shares of common stock.  Thus, if Proposals 4 and 5 are approved, the authorized capital will remain the same at 500,000,000 shares and the reverse split authorized by this Proposal will implemented in the Company's new domicile with the same impact on the shareholders as described above.  In the event Proposal 4 is not approved but Proposal 5 is approved, there will be 3,000,000,000 authorized shares in the Company's new domicile.

TO CHANGE OUR DOMICILE FROM FLORIDA TO DELAWARE
(Proposal No. 5)

On November 23, 2011, the Company’s Board of Directors voted to approve changing the Company’s domicile from the State of Florida to the State of Delaware (the “Reincorporation”) and recommended the Reincorporation to its Stockholders for their approval. The Reincorporation will be consummated pursuant to an Agreement and Plan of Merger between the Company and Innovative Food Holdings, Inc., a Delaware corporation (“Newco”), a copy of which is contained in Appendix B (the “Agreement and Plan of Merger”). Copies of Newco’s certificate of incorporation (“Delaware Certificate”) and bylaws (“Delaware Bylaws”), are attached hereto as Appendix C and Appendix D, respectively. The Agreement and Plan of Merger provides that the Company will be merged with and into Newco.

The proposed Reincorporation will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below. However, the Reincorporation will not result in any change in the Company’s business, management, location of its principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation, which are immaterial). The Company’s Common Stock will continue to trade without interruption on the Over-the-Counter Bulletin Board.

Newco

Newco, which will be the surviving corporation in the Merger, will be incorporated by the Company under Delaware General Corporation Law (“DGCL”), exclusively for the purpose of merging with the Company.

The authorized capital of Newco will consist of either 3,000,000,000 shares or 500,000,000 shares of Newco common stock, par value $0.0001 per share (“Newco Common Stock”), and 10,000,000 shares of blank check preferred stock, par value $0.0001 per share (“Newco Preferred Stock”).  AS DISCLOSED ABOVE, IN THE EVENT PROPOSAL 4 IS ADOPTED, THE NUMBER OF AUTHORIZED SHARES OF NEWCO COMMON STOCK WILL BE 500,000,000 AND IF PROPOSAL 4 IS NOT ADOPTED IT WILL BE 3,000,000,000 SHARES.

Immediately prior to the closing of the Merger, Newco had one share of Newco Common Stock issued and outstanding, which was held by the Company. The terms of the Merger Agreement provide that the currently issued and outstanding share of Newco Common Stock will be cancelled. As a result, following the Merger, the Company’s current Stockholders will be the only Stockholders of the newly merged company.

Filing of the Articles of Merger and Certificate of Merger

If this Proposal is approved, the Company will determine when to file Articles of Merger and a Certificate of Merger with the Secretary of State of Florida and Delaware, respectively, but intends to do so rather promptly and in any event, if it intends to proceed with the Reincorporation, must do so prior to the record date of the 2012 Annual Meeting.

Effect of the Merger and Resulting Reincorporation

Under the Florida Business Corporation Act (“FBCA”) and the DGCL, when the Merger and resulting Reincorporation takes effect:

•	The Company, a Florida corporation, merges with and into the surviving entity, Newco, and the separate existence of the Company ceases;

•	The title to all real estate and other property owned by the Company is vested in the surviving entity without reversion or impairment;

•	A proceeding pending against the Company may be continued as if the Merger had not occurred or the surviving entity may be substituted in the proceeding for the entity whose existence has ceased;

•
The stockholders’ interests of the Company and the other interest, obligations and other securities of the Company are converted into stockholders’ interests, obligations or other securities of the surviving entity, or into cash or other property, and the former holders of such interests are entitled only to the rights provided in the Articles of Merger and Certificate of Incorporation of the surviving entity pursuant to the DGCL, other than the right of certain stockholders to seek appraisal of the fair value of their shares under provisions of the FBCA dealing with dissenter’s rights.

On the effective date of the Merger, the Company will be deemed incorporated under the DGCL. Consequently, the Company will be governed by the Delaware Certificate and Delaware Bylaws.

Principal Reasons for the Change of Domicile

The Company’s Board of Directors believes that the change of domicile will give the Company a greater measure of flexibility and simplicity in corporate governance than is available under Florida law and will increase the marketability of the Company’s securities.

The State of Delaware is recognized for adopting comprehensive modern and flexible corporate laws which are periodically revised to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to that proposed by the Company. Consequently, the Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Delaware law. Delaware corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to the Company’s corporate legal affairs. For these reasons, the Company’s Board of Directors believes that the Company’s business and affairs can be conducted to better advantage if the Company is able to operate under Delaware law. See “Certain Significant Differences between the Corporation Laws of Delaware and Florida.”

Principal Features of the Reincorporation

The Reincorporation will be effected by the Merger of the Company, a Florida corporation, with and into, Newco, a newly formed wholly-owned subsidiary of the Company that will be incorporated under the DGCL for the purpose of effecting the Reincorporation. The Reincorporation will become effective upon the filing of the requisite merger documents in Florida and Delaware. Following the Merger, Newco will be the surviving corporation and will operate under the name “Innovative Food Holdings, Inc.”.

On the effective date of the Merger each issued and outstanding share of Common Stock of the Company shall be converted into one (1) share of Newco Common Stock.  All options, warrants and convertible notes will automatically be converted into equivalent options, warrants and convertible notes to purchase the same number of shares of Newco Common Stock as they would have received had the Reincorporation not occurred, although pursuant to the terms of such securities, the exercise, conversion or strike price of such converted options, warrants and secured notes may change.

At the effective date of the Merger, Newco will be governed by the Delaware Certificate, the Delaware Bylaws and the DGCL, which include a number of provisions that are not present in the Company’s Articles of Incorporation (the “Company Articles”), the Company Bylaws or the FBCA. Accordingly, as described below, a number of significant changes in stockholders’ rights will occur in connection with the Reincorporation, some of which may be viewed as limiting the rights of the shareholders.

Upon consummation of the Merger and resulting Reincorporation, the daily business operations of Newco will continue as they are presently conducted by the Company, at the Company’s principal executive offices at 3845 Beck Blvd., Suite 805, Naples, Florida 34114. The members of the Company’s Board of Directors will become the directors of Newco.

Pursuant to the terms of the Merger Agreement, the Merger may be abandoned by the Board of Directors of the Company and Newco at any time prior to the effective date of the Merger. In addition, the Board of Directors of the Company may amend the Merger Agreement at any time prior to the effective date of the Merger provided that any amendment made may not, without approval by the shareholders of the Company alter or change the amount or kind of Newco Common Stock to be received in exchange for or on conversion of all or any of the Common Stock, alter or change any term of the Delaware Certificate or Delaware Bylaws or alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of Common Stock.

Newco Share Certificates

Share certificates representing shares of the Company’s Common Stock before the Merger shall be automatically converted into the same number of shares of Newco Common Stock without any further action required by the shareholder subject to the impact of the reverse split if Proposal 4 is approved.

Failure by a shareholder to surrender certificates representing the Company’s Common Stock will not affect such person’s rights as a stockholder of Newco, as such stock certificate representing the Company’s Common Stock following the Reincorporation will only represent the right to receive shares of Newco Common Stock, unless the shareholder elects to exercise its appraisal rights.

Capitalization

The authorized capital of the Company, on the Record Date, consisted of 500,000,000 shares of Common Stock, $.0001 par value, of which 249,039,549 shares of Common Stock were outstanding. And 10,000,000 shares of preferred stock, $.0001 par value, none of which are currently outstanding. The authorized capital of NewCo, which will be the authorized capital of the Company after the change in domicile, consists of 3,000,000,000 shares of common stock and 10,000,000 shares of blank check preferred stock.  However, in the event Proposal 4 is approved, the number of authorized shares of common stock will be 500,000,000.

The NewCo board of directors may in the future authorize, without further stockholder approval, the issuance of such shares of Common Stock or Preferred Stock to such persons and for such consideration upon such terms as the NewCo board of directors determines. Such issuance could result in a significant dilution of the voting rights and, possibly, the stockholders' equity, of then existing stockholders.

There are no present plans, understandings or agreements, and the Company is not engaged in any negotiations that will involve the issuance of the Preferred Stock to be authorized. However, the NewCo board of directors believes it prudent to have shares of blank check Preferred Stock available for such corporate purposes as the NewCo board of directors may from time to time deem necessary and advisable including, without limitation, acquisitions, the raising of additional capital and assurance of flexibility of action in the future.

IN THE EVENT PROPOSAL 4 ABOVE (THE REVERSE SPLIT) IS APPROVED, AND THE BOARD OF DIRECTORS DETERMINES TO IMPLEMENT THE CHANGE OF DOMICILE PRIOR TO IMPLEMENTING THE REVERSE SPLIT, THE COMPANY RESERVES THE RIGHT TO IMPLEMENT THE REVERSE SPLIT FOLLOWING THE CHANGE OF DOMICILE (AT ANY TIME IN ITS DISCRETION UNTIL THE RECORD DATE OF THE 2012 ANNUAL SHAREHOLDERS MEETING) FOR THE REASONS DESCRIBED ABOVE IN PROPOSAL 4.  See Proposal 4 for information about the Reverse Split.

Significant Differences Between the Corporation Laws of Delaware and Florida

The Company is incorporated under the laws of the State of Florida and Newco is incorporated under the laws of the State of Delaware. Upon consummation of the Merger and Reincorporation, the Stockholders of the Company, whose rights currently are governed by Florida law and the Company Articles and the Company Bylaws, which were created pursuant to Florida law, will become stockholders of a Delaware company, Newco, and their rights as stockholders will then be governed by Delaware law and the Delaware Certificate and the Delaware Bylaws which were created under Delaware law.

Certain differences exist between the corporate statutes of Florida and Delaware. The most significant differences, in the judgment of the management of the Company, are summarized below. This summary is not intended to be complete, and stockholders should refer to the DGCL and the FBCA to understand how these laws apply to the Company and Newco.

Action by Directors Without a Meeting

Florida and Delaware Law permit directors to take written action without a meeting for an action otherwise required or permitted to be taken at a board meeting.

Number of Directors

Florida.
Florida Law provides that the number of directors may be increased or decreased from time to time by amendment to, or in the manner provided in the articles of incorporation or the bylaws.

Delaware
Delaware Law provides that the number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate.

Classified Board of Directors

Both Florida and Delaware permit a corporation’s bylaws to provide for a classified board of directors. Both Delaware and Florida permits a maximum of three classes of directors.

Voting for Directors

Florida
Unless otherwise provided in the articles of incorporation, or in a bylaw that fixes a greater voting requirement for the election of directors and that is adopted by the board of directors or shareholders of a corporation having shares listed on a national securities exchange at the time of adoption, directors are elected by a plurality of the votes cast.

Delaware
Directors are elected by a plurality vote unless the certificate of incorporation or bylaws provide for a larger voting requirement.

Removal of Director

Florida
The FBCA provides that stockholders may remove directors with or without cause at a meeting expressly called for that purpose by a vote of the holders of a majority of shares entitled to vote at an election of directors, unless the corporation’s articles of incorporation provide that directors may be removed only for cause. If a director is elected by a voting group, only stockholders of that voting group may take part in the vote to remove the director. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal. However, in the event directors are elected by cumulative voting, directors may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against such removal.

Delaware
Under Delaware law, a majority of stockholders may remove a director with or without cause except: (i) if the board of directors of a Delaware corporation is classified (i.e., elected for staggered terms), in which case a director may only be removed for cause, unless the corporation’s certificate of incorporation provides otherwise; and (ii) in the case of a corporation which possesses cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

Procedures for Filling Vacant Directorships

Florida
Under the FBCA, subject to the rights, if any, of any series of preferred stock to elect directors and to fill vacancies on the board of directors, vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum or by the stockholders, unless the articles of incorporation provide otherwise.

Delaware
Under Delaware law, unless the certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Shareholder Consent to Action Without a Meeting

Florida
Florida law provides that, unless the articles of incorporation provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock, having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting, consent to the action in writing. Additionally, the FBCA requires the corporation to give notice within ten days of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

Delaware
Under Delaware law, unless otherwise provided in the certificate of incorporation, any action that can be taken at such meeting can be taken without a meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting of the stockholders.

Right to Call Meetings

Florida
The FBCA permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the articles of incorporation or bylaws to call a special stockholder meeting or by written request by the holders of not less than ten percent of all shares entitled to vote (unless a greater percentage, not to exceed 50%, is specified in the articles of incorporation).

Delaware
Delaware law provides that special meetings of the stockholders may be called by the Board of Directors or such other persons as are authorized in the certificate of incorporation or bylaws.

Charter Amendments

Florida
The FBCA require the approval of the holders of a majority of all outstanding shares entitled to vote, with each stockholder being entitled to one vote for each share so held, to approve proposed amendments to a corporation’s articles of incorporation, unless the articles of incorporation or the bylaws provide for different proportions.

Delaware
Delaware law provides that amendments to the certificate of incorporation must be approved by the holders of a majority of the corporation’s stock entitled to vote thereon, unless the certificate of incorporation provides for a greater number.

Inspection of Books and Records

Florida
Under the FBCA, a stockholder is entitled to inspect and copy the articles of incorporation, bylaws, certain board and stockholders resolutions, certain written communications to stockholders, a list of the names and business addresses of the corporation’s directors and officers, and the corporation’s most recent annual report during regular business hours only if the stockholder gives at least five business days’ prior written notice to the corporation. In addition, a stockholder of a Florida corporation is entitled to inspect and copy other books and records of the corporation during regular business hours only if the stockholder gives as least five business days’ prior written notice to the corporation and (a) the stockholder’s demand is made in good faith and for a proper purpose, (b) the demand describes with particularity its purpose and the records to be inspected or copied and (c) the requested records are directly connected with such purpose. The FBCA also provides that a corporation may deny any demand for inspection if the demand was made for an improper purpose or if the demanding stockholder has, within two years preceding such demand, sold or offered for sale any list of stockholders of the corporation or any other corporation, has aided or abetted any person in procuring a list of stockholders for such purpose or has improperly used any information secured through any prior examination of the records of the corporation or any other corporation.

Delaware
Under Delaware law, any shareholder may inspect the corporation’s books and records for a proper purpose.

Distributions and Dividends

Florida
Under Florida law, unless otherwise provided in the articles of incorporation, a corporation may pay distributions, including repurchases of stock, unless after giving effect to the dividend or distribution, the corporation would be unable to pay its debts as they become due in the usual course of business, or if the total assets of the corporation would be less than the sum of its total liabilities plus the amount needed, if the corporation were dissolved at the time the distribution was paid, to satisfy the preferential rights of stockholders whose preferential rights upon dissolution of the corporation are greater than those of the stockholders receiving the dividend.

Delaware
Under Delaware law, a corporation may, subject to any restrictions contained in its certificate of incorporation, pay dividends out of surplus and, if there is not surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding stock having preferences on asset distributions. Surplus is defined under Delaware law as the excess of the net assets (essentially, the amount by which total assets exceed total liabilities) over capital (essentially, the aggregate par value of the shares of the corporation having a par value that have been issued plus consideration paid for shares without par value that have been issued), as such capital may be adjusted by the board of directors.

Business Combinations Statutes

Florida
Florida law contains provisions that are intended to benefit companies that are the object of takeover attempts and their stockholders. The FBCA applies to Florida corporations that have (1) 100 or more stockholders, (2) its principal place of business, its principal office or substantial assets in Florida, and (3) either (a) more than 10% of its stockholders reside in Florida, (b) more than 10% of its shares are owned by residents of Florida, or (c) 1,000 of its stockholders reside in Florida. Shares held by banks (except as trustee or guardian), brokers, or nominees are disregarded for purposes of calculating the percentage or number of residents.

The FBCA’s control share acquisition statute provides that a person who acquires shares in an issuing public corporation in excess of certain specified thresholds will generally not have any voting rights with respect to such shares unless such voting rights are approved by a majority of the shares entitled to vote, excluding the interested shares. The thresholds specified in the FBCA are the acquisition of a number of shares representing: (a) 20% or more, but less than 33% of the voting power of the corporation, (b) 33% or more but less than a majority of the voting power of the corporation, or (c) a majority or more of the voting power of the corporation. This statute does not apply if, among other things, the acquisition is (a) approved by the corporation’s board of directors before the acquisition, (b) pursuant to a pledge or other security interest created in good faith and not for the purpose of circumventing the statute, (c) pursuant to the laws of intestate succession or pursuant to gift or testamentary transfer, or (d) pursuant to a statutory merger or share exchange to which the corporation is a party. This statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption by the corporation of such acquired shares in certain circumstances. Unless otherwise provided in the corporation’s articles of incorporation or bylaws prior to the pertinent acquisition of shares, in the event that such shares are accorded full voting rights by the stockholders of the corporation and the acquiring stockholder acquires a majority of the voting power of the corporation, all stockholders who did not vote in favor of according voting rights to such acquired shares are entitled to dissenters’ rights.

Delaware
The DGCL prohibits certain transactions between a Delaware corporation and an “interested stockholder,” which is broadly defined as a person (including the affiliates and associates of such person) that is directly or indirectly a beneficial owner of 15% or more of the voting power of the outstanding voting stock of a Delaware corporation. This provision prohibits certain business combinations (including mergers, consolidations, sales or other dispositions of assets having an aggregate market value of 10% or more of either the consolidated assets of a company, and certain transactions that would increase the interested stockholder’s proportionate share of ownership in a company or grant the interested stockholder disproportionate financial benefits) between an interested stockholder and a company for a period of three years after the date the interested stockholder acquired its stock, unless: (i) the business combination or the transaction in which the stockholder became an interested stockholder is approved by such company’s board of directors prior to the date the interested stockholder becomes an interested stockholder; (ii) the interested stockholder acquired at least 85% of the voting stock of such company in the transaction in which it became an interested stockholder; or (iii) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting.

Right of Stockholders to Vote on Certain Mergers

Florida
In general, Florida law provides that mergers, share exchanges or a sale of substantially all of the assets of the corporation other than in the usual and regular course of business, must be approved by a majority vote of each voting group of shares entitled to vote on such transaction; however, the FBCA requires that a merger or share exchange must be approved by each class entitled to vote on such transaction by a majority of the votes entitled to vote on such transaction by that class. Florida law also provides that the articles of incorporation or the board of directors recommending the transaction may require a greater affirmative vote.

Delaware
Under the DGCL, unless the certificate of incorporation provides otherwise, stockholders of the surviving corporation in a merger have no right to vote, except under limited circumstances, on the acquisition by merger directly into the surviving corporation in cases where: (x) the agreement of merger does not amend the certificate of incorporation of such corporation; (y) each share of stock of such corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the corporation after the effective date of the merger; and (z) either no shares of common stock of the surviving corporation, and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger.

Appraisal Rights

Florida
Under Florida law, dissenting stockholders who follow prescribed statutory provisions, are, in certain circumstances, entitled to appraisal rights in the event of (a) the consummation of a plan of merger or consolidation; (b) the consummation of a sale or exchange of all of substantially all the assets of a corporation other than in the usual and regular course of business; (c) amendments to the articles of incorporation if the stockholder is entitled to vote on the amendment and if such amendment would adversely affect the rights or preferences of stockholders; (d) consummation of a plan of share exchange to which the corporation is a party as the corporation, the shares of which will be acquired, if the stockholder is entitled to vote on the plan; (e) the approval of a control-share acquisition pursuant to Florida law; and (f) any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting stockholder is entitled to dissent and obtain payment for his shares.
Under Florida law, unless the articles of incorporation provide otherwise, no appraisal rights are available for the shares of any class or series of stock, which, at the record date for the meeting held to approve such transaction, were either (1) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (“NASD”) or (2) held of record by more than 2,000 stockholders.

Delaware
Under Delaware law, stockholders have no appraisal rights in the event of a merger or consolidation of the corporation if the stock of the Delaware corporation is listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or if such stock is held of record by more than 2,000 stockholders, or in the case of a merger in which a Delaware corporation is the surviving corporation, if:

•	the agreement of merger does not amend the certificate of incorporation of the surviving corporation;

•
each share of stock of the surviving corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding share of the surviving corporation after the effective date of the merger; and

•	the increase in the outstanding shares as a result of the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger.

Even if appraisal rights would not otherwise be available under Delaware law in the cases described in the preceding sentence, stockholders would still have appraisal rights if they are required by the terms of the agreement of merger or consolidation to accept for their stock anything other than:

•	shares of stock of the surviving corporation;

•
of any other corporation whose shares will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

•	held of record by more than 2,000 stockholders; cash in lieu of fractional shares; or

•	a combination of such shares and cash.

Otherwise, stockholders of a Delaware corporation have appraisal rights in consolidations and mergers.
Under Delaware law, any corporation may provide in its certificate of incorporation that appraisal rights will also be available as a result of an amendment to its certificate of incorporation or the sale of all or substantially all of the assets of the corporation.

Indemnification of Directors and Officers

Florida and Delaware law have similar provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. If the Merger is approved, the indemnification provisions of Delaware law will not apply to any act or omission that occurs before the Effective Date. The following is a summary comparison of the indemnification provisions of Florida and Delaware law:

Scope

Florida
Florida generally permits a corporation to indemnify its officers, directors, employees and agents against liability, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Florida law applies a similar standard in derivative actions, except that indemnification may be made only for (a) expenses (including attorneys’ fees) and certain amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement; and (b) in the event the person seeking indemnification has been adjudicated liable, amounts deemed proper, fair and reasonable by the appropriate court upon application thereto.

Delaware
Delaware law permits a corporation to indemnify directors, officers, employees, or agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding, other than an action by or in the right of the corporation, to which such director, officer, employee or agent may be a party, provided such a director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the corporation, or (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the corporation against a director, officer, employee or agent, the corporation has the power to indemnify such director, officer, employee or agent for reasonable expenses incurred in connection with such suit (a) if such person acted in good faith and in a manner not opposed to the best interests of the corporation, and (b) if found liable to the corporation, only if ordered by a court of law. Section 145 of the DGCL provides that such section is not exclusive of any other indemnification rights which may be granted by a corporation to its directors, officers, employees or agents.

Advancement of Expenses

Florida
The FBCA provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Delaware
Delaware law provides for the advancement of expenses for such proceedings upon receipt of a similar undertaking; such undertaking, however, need not be in writing. Delaware law does not require that such director give an affirmation regarding his conduct in order to receive an advance of expenses.

Limited Liability of Directors

Florida
Under Florida law, a director is not personally liable for monetary damages to the corporation, stockholders or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless (a) the director breached or failed to perform his duties as a director and (b) such breach or failure constitutes (1) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (2) a transaction from which the director derived an improper personal benefit, (3) a circumstance resulting in an unlawful distribution, (4) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interests of the corporation or willful misconduct, or (5) in a proceeding by or in the right of one other than the corporation or a stockholder, recklessness or an act or omission committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Delaware
Delaware law permits the adoption of a provision in the certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director’s breach of the fiduciary duty of care. Delaware law does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its stockholders; (ii) failing to act in good faith; (iii) engaging in intentional misconduct or a known violation of law; (iv) obtaining an improper personal benefit from the corporation; or (v) declaring an improper dividend or approving an illegal stock purchase or redemption.

STATUTORY RIGHT OF APPRAISAL UNDER FLORIDA LAW

Under Florida law regarding appraisal rights, Stockholders who do not vote in favor of the Merger and who follow certain other procedures will be entitled to appraisal rights. If a Stockholder does not consent in favor of the Merger Agreement and the Reincorporation and meets all of the other requirements under Florida law regarding appraisal rights, he or she will receive the “fair value” of his or her capital stock of the Company. A copy of Sections 607.1301-607.1333 of the Florida Business Corporation Act is attached hereto as Appendix E.

The following is a summary of the statutory procedures that a stockholder of a Florida corporation must follow in order to exercise its appraisal rights under Florida law. This summary is not complete and is qualified in its entirety by reference to FBCA Sections 607.1301-607.1333, the text of which is set forth in full in Appendix E.

Under the FBCA, you have the right to dissent from the Merger and to receive payment in cash for the fair value of your Common Stock as determined by the Company, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as “appraisal rights.” Stockholders electing to exercise appraisal rights must comply with the provisions of FBCA Section 607.1321 in order to perfect their rights. The Company will require strict compliance with the statutory procedures in connection with the Merger and resulting Reincorporation.

The following is intended as a brief summary of the material provisions of the Florida statutory procedures required to be followed by a Stockholder in order to dissent from the Merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and we encourage you to review FBCA Sections 607.1301-607.1333, the full text of which appears in Appendix E to this Information Statement. Failure to precisely follow any of the statutory procedures set forth in FBCA Section 607.1321 may result in a termination or waiver of your appraisal rights.

FBCA Sections 607.1302 and 607.1320 requires that for mergers approved pursuant to FBCA Section 607.1103, stockholders be notified that appraisal rights will be available. A copy of FBCA Sections 607.1301-607.1333 must be included with such notice. This Information Statement constitutes the Company’s notice to its Stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of FBCA Section 607.1320. If you wish to consider exercising your appraisal rights, you should carefully review the text of FBCA Sections 607.1301-607.1333 contained in Appendix E since failure to timely and properly comply with the requirements of FBCA Sections 607.1301-607.1333 will result in the loss of your appraisal rights under Florida law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

You must deliver to the Company a written demand for appraisal of your shares within 20 days after receiving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares.

You must not have voted in favor of the approval and adoption of the Merger Agreement. A vote in favor of the approval and adoption of the Merger Agreement, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal;

You must complete and sign a written appraisal notice and form that the Company will send to you pursuant to FBCA Section 607.1322 upon notification by you that you wish to assert your appraisal rights; and
Comply with the other procedures required by FBCA Sections 607.1301-607.1333.

If you fail to comply with any of these conditions and the Merger and Reincorporation are completed, you will be entitled to receive the consideration for your shares of the Company’s Common Stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of Common Stock.

All demands for appraisal should be addressed to Mr. John McDonald, Chief FinancialOfficer, Innovative Food Holdings, Inc., 3845 Beck Blvd., Suite 805, Naples, Florida 34114, and must be delivered within 20 days after the date of mailing of this Information Statement, and should be executed by, or on behalf of, the record holder of the shares of the Company’s Common Stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of the Company’s Common Stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a broker or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of the Company Common Stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Federal Tax Consequences

The following is a discussion of certain federal income tax considerations that may be relevant to holders of Common Stock who receive Newco Common Stock as a result of the proposed change of domicile. No state, local, or foreign tax consequences are addressed herein.

This discussion does not address the state, local, federal or foreign income tax consequences of the change of domicile that may be relevant to particular stockholders, such as dealers in securities, or Company stockholders who exercise dissenters’ rights. In view of the varying nature of such tax considerations, each stockholder is urged to consult his own tax adviser as to the specific tax consequences of the proposed Reincorporation, including the applicability of federal, state, local, or foreign tax laws. Subject to the limitations, qualifications and exceptions described herein, and assuming the change of domicile qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), the following federal income tax consequences generally should result:

•	No gain or loss should be recognized by the stockholders of the Company upon conversion of their Common Stock into Newco Common Stock pursuant to the change of domicile;

•
The aggregate tax basis of the Newco Common Stock received by each stockholder of the Company in the change of domicile should be equal to the aggregate tax basis of Common Stock converted in exchange therefor;

•
The holding period of Newco Common Stock received by each stockholder of the Company in the change of domicile should include the period during which the stockholder held his Common Stock converted therefor, provided such Common Stock is held by the stockholder as a capital asset on the effective date of the change of domicile; and

•	The Company should not recognize gain or loss for federal income tax purposes as a result of the change of domicile.

The Company has not requested a ruling from the Internal Revenue Service or an opinion of counsel with respect to the federal income tax consequences of the change of domicile under the Code. The Company believes the change of domicile will constitute a tax-free reorganization under Section 368(a) of the Code, inasmuch as Section 368(a)(1)(F) of the Code defines a reorganization as a mere change in identity, form, or place of organization of the Company.

RATIFICATION AND ADOPTION OF OUR
2011 STOCK AWARD AND INCENTIVE PLAN
(Proposal No. 6)

General

The Board of Directors has determined that it is in our best interests to adopt the 2011 Stock Award and Incentive Plan (the “2011 Plan”), with the approval of stockholders, to enhance our ability to link pay to performance, including through the use of stock options and restricted stock awards.

The Board believes that attracting and retaining executives and other key employees of high quality is essential to our growth and success. To this end, the availability of a comprehensive compensation program which includes incentives for motivating employees and rewards for outstanding service can contribute to our future success. In particular, we intend to use stock options and restricted stock awards as important elements of compensation for executives, employees, non-employee directors and certain other persons because such awards enable them to acquire or increase their proprietary interest in us, thereby promoting a closer identity of interests between them and our stockholders. In addition, annual incentive awards and other performance-based awards will provide incentives for achieving specific performance objectives. The Board therefore views the 2011 Plan as a key part of our compensation program.

Reasons for Stockholder Approval

The Board seeks stockholder approval of the 2011 Plan to satisfy certain legal requirements and to provide potential tax advantages to us and participants.

In addition, the Board seeks to preserve our ability to claim tax deductions for compensation, to the greatest extent practicable. Therefore, we are seeking stockholder approval of the material terms of performance awards to named executives under the 2011 Plan, to meet a key requirement for such awards to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are “named executive officers” in the summary compensation table in this  proxy statement). “Performance-based” compensation is not counted against the $1 million deductibility cap. If the 2011 Plan is approved by our stockholders, performance awards intended by the Committee to qualify as “performance-based” compensation will be payable only upon achievement of pre-established performance goals, subject to any additional requirements and terms as the Committee may establish. Such performance awards can be used to place strong emphasis on the building of value for all stockholders. For purposes of Section 162(m), approval of the 2011 Plan will be deemed also to include approval of the eligibility of executive officers and other eligible persons to participate, the per-person limitations described below under the caption “Shares Available and Award Limitations” and the general business criteria upon which performance objectives for performance awards are based, described below under the caption “Performance-Based Awards.” Because stockholder approval of general business criteria, without specific targeted levels of performance, qualifies performance awards for a period of approximately five years, stockholder approval of such business criteria will meet the requirements under Section 162(m) until 2016. Stockholder approval of the performance goal inherent in stock options is not subject to a time limit under Section 162(m).

Stockholder approval will also allow the Committee to designate options as “incentive stock options,” if it chooses, to provide potential tax advantages to participants. These potential advantages are explained below under “Federal Income Tax Implications of the 2011 Plan.”

Approval of this Proposal shall also be the approval and ratification of all options previously awarded by the Board of Directors and intended to be included under the 2011 Stock option plan, and specifically the 13,000,000 options issued to Mr. Wiernasz pursuant to his employment agreement, the 5,000,000 options issued to our employee board member for services to date on the Board, the aggregate of 14,000,000 option issued to each of our then non-employee directors for their services to date on the Board, and an aggregate of approximately 2,500,000 options issued to various consultants over the last three years.

Description of the 2011 Plan

The following is a brief description of the material features of the 2011 Plan. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Appendix F.

Shares Available and Award Limitations. Under the 2011 Plan, the number of shares of common stock reserved and available for awards will be 100 million. As discussed below, this number is subject to adjustment in the event of stock splits (although not the reverse stock split described in Proposal 4), stock dividends, and other extraordinary events.  Of this amount, the total number of shares with respect to which incentive stock options may be granted shall not exceed eighty five million.  Any shares of stock delivered under the 2011 Plan shall consist of authorized and unissued shares or treasury shares.

Options subject to forfeiture or expired options or otherwise terminated without issuance of shares to the participant, and shares withheld by or surrendered to us to satisfy withholding tax obligations or in payment of the exercise price of an Award, will be deemed to be available for new grants under the 2011 Plan.  Under the 2011 Plan, shares subject to an Award granted in substitution for an award of a company or business acquired by us or a subsidiary will not count against the number of shares reserved and available. Shares delivered under the 2011 Plan may be either newly issued or treasury shares.

Adjustments to the number and kind of shares are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock. The Stock Option Committee or Board of Directors is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to Awards intended to qualify, as “performance-based” generally must conform to requirements under Section 162(m).

Eligibility. Our and our subsidiaries’ executive officers and other employees and non-employee directors, consultants and others who provide substantial services to us and our subsidiaries, are eligible to be granted Awards under the 2011 Plan. In addition, any person who has been offered employment by us or one of our subsidiaries may be granted Awards, but such prospective employee may not receive any payment or exercise any right relating to the Award until he or she has commenced employment. At present, approximately 19 persons would be eligible for Awards under the 2011 Plan.

Administration. The 2011 Plan is administered by the Stock Option Committee (the “Committee”), except that the Board may appoint any other committee to administer the 2011 Plan or may itself act to administer the 2011 Plan. The Board must perform the functions of the Committee for purposes of granting Awards to non-employee directors. (References to the “Committee” below mean the Committee or the full Board exercising authority with respect to a given Award.) The Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2011 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2011 Plan. Nothing in the 2011 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to any Participant, including executive officers. The 2011 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2011Plan.  As of the date hereof, a Committee has not been established so all references herein to “Committee” shall mean the entire Board.

Stock Options. The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The exercise price of an option is determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below). The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events, generally are fixed by the Committee, subject to a restriction that no ISO may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares or other property (possibly including notes or obligations to make payment on a deferred basis, or through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price.

Performance-Based Awards. The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of Awards being granted or becoming exercisable or settleable under the 2011 Plan, or as a condition to accelerating the timing of such events. If so determined by the Committee, to avoid the limitations on deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance Awards to named executive officers will be selected from among the following: (1) growth in revenues or assets; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit; (8) operating margin or gross margin; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting environmental or safety standards, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of Awards under the 2011 Plan. The Committee may set the levels of performance required in connection with performance Awards as fixed amounts, goals relative to performance in prior periods, as goals compared to the performance of one or more comparable companies or an index covering multiple companies, or in any other way the Committee may determine.

Other Terms of Awards. Awards may be settled in cash, shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2011 Plan. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the participant) to satisfy tax obligations. Awards granted under the 2011 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers in individual cases, including for estate planning purposes.

Awards under the 2011 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in substitution for, exchange for or as a buyout of other Awards under the 2011 Plan, awards under our other plans, or other rights to payment from us, and may exchange or buyout outstanding Awards for cash or other property. The Committee also may grant Awards in addition to and in tandem with other Awards, awards, or rights as well. In granting a new Award, the Committee may determine that the in-the-money value of any surrendered Award may be applied to reduce the exercise price of any option.

Vesting, Forfeitures, and Acceleration Thereof. The Committee may, in its discretion determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 2011 Plan provides that, unless otherwise provided by the Committee in writing at the time of the Award, in the event of a Change in Control of the Company, most outstanding Awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and goals relating to performance-based awards will be deemed met or exceeded to the extent specified in the performance-award documents.

Amendment and Termination of the 2011 Plan. The Board may amend, alter, suspend, discontinue, or terminate the 2011 Plan or the Committee’s authority to grant awards thereunder without stockholder approval unless stockholder approval is required by law, regulation, or stock exchange rule. The Board may, in its discretion, submit other amendments to stockholders for approval. Under these provisions, stockholder approval will not necessarily be required for amendments, which might increase the cost of the 2011 Plan or broaden eligibility. Unless earlier terminated, the 2011 Plan will terminate at such time that no shares reserved under the Plan remain available and we have no further rights or obligations with respect to any outstanding Award.

Federal Income Tax Implications of the 2011 Plan

The following is a brief description of the federal income tax consequences generally arising with respect to Awards that may be granted under the 2011 Plan. The grant of an option will create no federal income tax consequences for the participant or us. A participant will not have taxable income upon exercising an option, which is an ISO (except that the alternative minimum tax may apply). Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares (generally, the tax “basis” is the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options. We generally are not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2011 Plan, options granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and Awards which are conditioned upon achievement of performance goals may be, intended to qualify as such “performance-based” compensation. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the 2011 Plan will be fully deductible under all circumstances.

The foregoing provides only a general description of the application of federal income tax laws to certain types of Awards under the 2011 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2011 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2011 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

The following table shows the number of shares of our common stock that we expect to issue under the 2011 Stock Option Plan during 2011 and 2012.

2011 STOCK OPTION PLAN

Name and Current Position	Number of Options		Dollar Value (5)

Sam Klepfish, CEO	5,000,000	(1)	$24,982	(1)
Justin Wiernesz, President	13,000,000	(2)	$79,248	(2)
Executive Group	-		--
Non-Executive Director Group	38,000,000	(3)	$209,880	(3)
Non-Executive Officer Employee Group	2,500,000	(4)	$17,049	(4)

(1) As discussed elsewhere, Mr. Klepfish received an aggregate of 5,000,000 options upon execution of his employment agreement, which options vested in three tranches over two years.  Any further grants of options to Mr. Klepfish will be solely at the discretion of our Board of Directors and cannot be determined at this time.

(2) As discussed elsewhere, Mr. Wiernesz received an aggregate of 13,000,000 options upon execution of his employment agreement , which options vested in three tranches over two years.  Any further grants of options to Mr. Wiernesz will be solely at the discretion of our Board of Directors and cannot be determined at this time.

(3) The options issued to the Non-Executive Director Group (comprised of our four non-employee directors) assumes that we will maintain, during 2011 and 2012, our current policy of compensating each of our non-employee directors annually with 2,000,000 options.

(4) Awards under the 2011 Plan to all other employees is solely within the discretion of our Board of Directors and cannot be determined at this time.

(5) Value represents historical cost at time of original vesting.

The following table sets forth information as of December 31, 2010, with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans not approved by stockholders (1)	48,500,000		$0.007	51,500,000
Stock option grants approved by stockholders		$	N/A	-
Total	-		$0	-
(1)	These options were issued under the 2011 Plan subject to its approval by our stockholders.

The following options have been granted by our board of directors with the intention that they should be subject to the 2011 Plan when, and if, approved by the shareholders:

Name	No. of Options	Exercise Price	Expiration Date
Joel Gold	5,000,000	$0.007	3/31/2013
Joel Gold	8,000,000	$0.007	12/31/2014
Joel Gold	1,000,000	$0.007	12/31/2014
Michael Ferrone	5,000,000	$0.007	3/31/2013
Michael Ferrone	8,000,000	$0.007	12/31/2014
Michael Ferrone	1,000,000	$0.007	12/31/2014
Sam Klepfish	5,000,000	$0.007	3/31/2013
Justin Wiernasz	8,000,000	(1)	(2)
Justin Wiernasz	5,000,000	$0.007	3/31/2013
John McDonald	2,500,000	(1)	(2)

(1)
These options vest vest each quarter over the course of the year and the exercise price is a 20% premium to the closing market price on the last day of each quarter, but can be no lower than $0.005.  The average exercise price is $0.00815.

(2)	Five years after each the quarterly vesting date for each tranche.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
(Proposal No. 7)

Our Board of Directors has appointed the firm of RBSM LLP as our principal independent auditors for the fiscal year ending December 31, 2011, subject to ratification by the stockholders. RBSM LLP has been our independent auditors since January 25, 2011.

If the appointment of RBSM LLP is not ratified or if it declines to act or their engagement is otherwise discontinued, the Board of Directors will appoint other independent auditors. A representative of RBSM LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting, if he so desires, and will be available to respond to appropriate questions from stockholders.

Fees

The following table represents the aggregate fees billed for professional audit services rendered to the independent auditor, Bernstein and Pinchuk LLP, for our audit of the annual financial statements for the years ended December 31, 2010 and 2009. RBSM LLP was retained as our auditor on January 25, 2011.  Audit fees and other fees of auditors are listed as follows:

Year Ended December 31	2010		2009
Audit Fees (1)	$36,500	(2)	$36,000
Audit-Related Fees (3)	$22,500		$22,500
Tax Fees (4)	$4,500		$3,000
All Other Fees (5)	$3,400		$3,400

(1)
Audit Fees. These are fees for professional services for the audit of our annual financial statements, and for the review of the financial statements included in our filings on Form 10-QSB, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
The amounts shown for 2010 and 2009 relate to (i) the audit of our annual financial statements for the years ended December 31, 2010 and 2009, and (ii) the review of the financial statements included in our filings on Form 10-Q for the first, second and third quarters of 2010 and 2009.

(3)	Audit-Related Fees. These are fees for the assurance and related services reasonably related to the performance of the audit or the review of our financial statements.

(4)	Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.

(5)	All Other Fees. These are fees for permissible work that does not fall within any of the other fee categories, i.e., Audit Fees, Audit-Related Fees, or Tax Fees.

Pre-Approval Policy For Audit and Non-Audit Services

We do not have a standing audit committee, and the full Board performs all functions of an audit committee, including the pre-approval of all audit and non-audit services before we engage an accountant. All of the services rendered to us by RBSM LLP were pre-approved by our Board of Directors.

We are presently working with our legal counsel to establish formal pre-approval policies and procedures for future engagements of our accountants. The new policies and procedures will be detailed as to the particular service, will require that the Board or an audit committee thereof be informed of each service, and will prohibit the delegation of pre-approval responsibilities to management. It is currently anticipated that our new policy will provide (i) for an annual pre-approval, by the Board or audit committee, of all audit, audit-related and non-audit services proposed to be rendered by the independent auditor for the fiscal year, as specifically described in the auditor's engagement letter, and (ii) that additional engagements of the auditor, which were not approved in the annual pre-approval process, and engagements that are anticipated to exceed previously approved thresholds, will be presented on a case-by-case basis, by the President or Controller, for pre-approval by the Board or audit committee, before management engages the auditors for any such purposes. The new policy and procedures may authorize the Board or audit committee to delegate, to one or more of its members, the authority to pre-approve certain permitted services, provided that the estimated fee for any such service does not exceed a specified dollar amount (to be determined). All pre-approvals shall be contingent on a finding, by the Board, audit committee, or delegate, as the case may be, that the provision of the proposed services is compatible with the maintenance of the auditor's independence in the conduct of its auditing functions. In no event shall any non-audit related service be approved that would result in the independent auditor no longer being considered independent under the applicable rules and regulations of the Securities and Exchange Commission.

BOARD RECOMMENDATION

The Board of Directors believes that the approval of the foregoing six proposals is in the best interests of our Company and its stockholders and, therefore, recommends that the stockholders vote FOR such proposals.

STOCKHOLDERS PROPOSALS FOR 2012 ANNUAL MEETING

We must receive a stockholder proposal (and any supporting statement) to be considered for inclusion in our proxy statement and proxy for our annual meeting in 2012 at our principal executive offices on or before May 31, 2012. Any other proposal that a stockholder intends to present at that meeting may be deemed untimely unless we have received written notice of such proposal on or before July 15, 2012. Stockholders should send proposals and notices addressed to the company at: 3845 Beck Blvd, Suite 805, Naples, FL 34114, Attention: Sam Klepfish, CEO.

OTHER MATTERS

We have not received any other proposal or notice of any stockholder’s intention to present any proposal at our annual meeting, and we are not aware of any matter, other than those discussed above in this Proxy Statement, to be presented at the meeting. If any other matter is properly brought before the annual meeting, the persons named in the attached proxy intend to vote on such matter as directed by our Board of Directors.

We will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and we reserve the right to compensate outside agencies for the purpose of soliciting proxies. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares held in their names and we will reimburse them for out-of-pocket expenses incurred on our behalf.

We will provide, without charge, upon the written request of any person from whom proxies for this meeting were solicited, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including the financial statements and financial statement schedules. Anyone requesting such document shall submit the request in writing to the company at: 3845 Beck Blvd, Suite 805, Naples, FL 34114, Attn.: John McDonald, Chief Information Officer.

By Order of the Board of Directors,
/s/ Sam Klepfish
Sam Klepfish, CEO

December 14, 2011

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.  STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH
THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

AMENDMENT TO CERTIFICATE OF INCORPORATION

If only Proposal 2 is approved, the Certificate of Incorporation is hereby amended as follows:

Article IV is hereby deleted in its entirety and replaced with the following:

The total authorized capital stock of the Corporation shall be 3,010,000,000 shares consisting of 3,000,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of Preferred Stock, par value $0.0001 per share.

If only Proposal 3 is approved, the Certificate of Incorporation is hereby amended as follows:

Article IV is hereby deleted in its entirety and replaced with the following:

The total authorized capital stock of the Corporation shall be 510,000,000 shares consisting of 500,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of Preferred Stock, par value $0.0001 per share.

The Board of Directors is authorized to divide the 10,000,000 shares of preferred stock, from time to time, into one or more series, and to determine or change by resolution for each such series its designation, the number of shares of such series, the powers, preferences and rights and the qualifications, limitations, or restrictions for the shares of such series. The resolution or resolutions of the Board of Directors providing for the division of such preferred stock into series may include, but is not limited to, the following provisions: preferences with respect to dividends, special or super voting powers, conversion rights into common stock, and preferences with respect to dissolutions and liquidations.

If Proposals 2 and 3 are approved, the Certificate of Incorporation is hereby amended as follows:

Article IV is hereby deleted in its entirety and replaced with the following:

The total authorized capital stock of the Corporation shall be 3,010,000,000 shares consisting of 3,000,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of Preferred Stock, par value $0.0001 per share.

The Board of Directors is authorized to divide the 10,000,000 shares of preferred stock, from time to time, into one or more series, and to determine or change by resolution for each such series its designation, the number of shares of such series, the powers, preferences and rights and the qualifications, limitations, or restrictions for the shares of such series. The resolution or resolutions of the Board of Directors providing for the division of such preferred stock into series may include, but is not limited to, the following provisions: preferences with respect to dividends, special or super voting powers, conversion rights into common stock, and preferences with respect to dissolutions and liquidations.

APPENDIX B

Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER approved on _______, 2011 by Innovative Food Holdings, Inc., a business corporation organized under the laws of the State of Florida (“IVFH-FL”), and by its Board of Directors prior to said date, and approved on ______, 2011 by Innovative Food Holdings, Inc., a business corporation organized under the laws of the State of Delaware (“IVFH - DE”), and by its Board of Directors on said date.

1. IVFH-FL and IVFH - DE shall, pursuant to the provisions of the Florida Business Corporation Act and the provisions of the Delaware General Corporate Laws, the laws of the jurisdiction of organization of IVFH - DE, be merged with and into a single corporation, to wit IVFH-DE, which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the laws of the jurisdiction of its organization. The separate existence of IVFH-FL, which is sometimes hereinafter referred to as the "terminating corporation", shall cease upon the effective date of the merger in accordance with the provisions of the Florida Business Corporation Act.

2. The certificate of incorporation of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization shall be the certificate of incorporation of said surviving corporation; and said certificate of incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the surviving corporation.

3. The by-laws of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of its organization.

4. The directors and officers in office of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. Each issued share of the terminating corporation shall, upon the effective date of the merger, be converted into one share of the surviving corporation. The issued shares of the surviving corporation shall not be converted in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

6. The Plan of Merger herein made and approved shall be submitted to the shareholders of the terminating corporation for their approval or rejection in the manner prescribed by the provisions of the Florida Business Corporation Act, and the merger of the terminating corporation with and into the surviving corporation shall be authorized in the manner prescribed by the laws of the jurisdiction of organization of the surviving corporation.

7. In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the terminating corporation in the manner prescribed by the provisions of the Florida Business Corporation Act, and in the event that the merger of the terminating corporation with and into the surviving corporation shall have been duly authorized in compliance with the laws of the jurisdiction of organization of the surviving corporation, the terminating corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Florida and of the State of Delaware, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger, unless the board of directors of the terminating corporation determine not to proceed with the merger.

8. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

9. The effective date of the merger herein provided for in the State of Florida shall be the date that the certificate of merger is filed with the Secretary of State of the State of Florida.

10. As of the date first set forth above, the effect of this Plan of Merger shall be as provided in Section 259 and other applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, upon the effectiveness of this Merger, all the property, rights, privileges, powers and franchises of the non-surviving corporation shall vest in Surviving Corporation, and all debts, liabilities and duties of the non-surviving corporation shall become the debts, liabilities and duties of Surviving Corporation.

INNOVATIVE FOOD HOLDINGS, INC., a Florida Corporation

By:
Name: Sam Klepfish
Title: Chief Executive Officer

INNOVATIVE FOOD HOLDINGS, INC., a Delaware Corporation

By:
Name: Sam Klepfish
Title: Chief Executive Officer

APPENDIX C

CERTIFICATE OF INCORPORATION

OF

INNOVATIVE FOOD HOLDINGS, INC.
____________

The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the "Corporation") is Innovative Food Holdings, Inc.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Wilmington, Delaware 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Services Company.

THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation are as follows:

To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:

(A) The total authorized capital stock of the Corporation shall be [3,010,000,000][510,000,000] shares consisting of [3,000,000,000][500,000,000] shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of Preferred Stock, par value $0.0001 per share.

(B) The Board of Directors is authorized to divide the 10,000,000 shares of preferred stock from time to time into one or more series, and to determine or change by resolution for each such series its designation, the number of shares of such series, the powers, preferences and rights and the qualifications, limitations, or restrictions for the shares of such series. The resolution or resolutions of the Board of Directors providing for the division of such preferred stock into series may include, but is not limited to, the following provisions: preferences with respect to dividends, special or super voting powers, conversion rights into common stock, and preferences with respect to dissolutions and liquidations

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
Sam Klepfish	c/o Innovative Food Holdings, Inc.
3845 Beck Blvd., Suite 805
Naples, Florida 34114

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: The bylaws of the Corporation may be made, altered, amended, changed, added to, or repealed by the board of directors of the Corporation without the assent or vote of the stockholders.

EIGHT: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Sec. 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

NINTH: The Corporation shall, to the fullest extent permitted by the provisions of Sec. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stock-holders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on ______, 2011

Sam Klepfish, Incorporator

APPENDIX D

BY-LAWS

OF

INNOVATIVE FOOD HOLDINGS, INC.
(hereinafter called the "Corporation")

ARTICLE I
OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II
MEETING OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, or (ii) the Chief Executive Officer and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of shareholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 6. Consent of Stockholders in Lieu of Meeting Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The written consents shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which the proceedings are recorded. Delivery to the registered officer shall be by hand or certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shill be given to those stockholders who have not consented in writing.

Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III
DIRECTORS

Section 1. Number and Election of Directors. The Board of Directors shall consist of one or more members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, provided that a director also receives more votes for him than against or withheld, and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.  To clarify, if a nominee for director shall receive a plurality of votes but not a majority of positive votes such director shall not be deemed elected and shall not take office.

Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the Chief Executive Officer, or any one (1) director. Notice thereof stating the place, date and hour of the meetings shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, email or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to the Section 7 shall constitute presence in person at such meeting.

Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid for attendance at each meeting of the Board of Directors or a stated annual salary as director. Compensation may also consist of such options, warrants rights, shares of capital stock or any other form of remuneration approved by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement of expenses for attending committee meetings.

Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or their committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV
OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be at a minimum, a Chief Executive Officer and a Secretary, and such other officers as it determines. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director), Treasurer and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation

Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall appoint the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon an-other person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 5.  Chief Executive Officer.   The Chief Executive Officer (CEO) shall be the principal executive officer of the Corporation.  The CEO shall have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the CEO. The CEO shall also perform such executive and supervisory duties on behalf of the Corporation as the Corporation’s Board of Directors may from time to time direct.  All officers of the Corporation shall be subservient to, and report to, the CEO.

Section 6. President. The President, if there be one, shall, subject to the control and direction of the CEO, provide the services requested by the CEO and the Board of Directors.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the CEO, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the CEO may designate another person to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by Law to be kept or filed are properly kept or filed, as the case may be.  In lieu of a full-time Secretary, the Board shall designate a person, which person need not be an officer, director, stockholder or employee, at each meeting of the Board of Directors and stockholders to record the proceedings of such meeting.

Section 8. Treasurer. The Treasurer, if there be one, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render unto the CEO and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.  In lieu of appointing a Treasurer, the functions of the Treasurer described above may be filled such person(s) as designated from-to-time by the CEO or the Board of Directors.

Section 9. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors or the CEO.

Section 10. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V
STOCK

Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, if any, or the CEO and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2. Signatures. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI
NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable, and unless prohibited by law, by email or other electronic means.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII
GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall end on December 31 unless otherwise fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII
INDEMNIFICATION AND DIRECTORS' LIABILITY

Section 1. Indemnification of Directors and Officers. The Corporation shall be required, to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), as the same may be amended and supplemented, to indemnify any and all directors and officers of the Corporation.

ARTICLE IX
AMENDMENTS

Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice' of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 2. Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

APPENDIX E

FBCA SECTIONS 607.1301-607.1333

Dissent and Appraisal Rights of the Florida Business Corporations Act

607.0101 Short title.  This act shall be known and may be cited as the “Florida Business Corporation Act.”

607.1301 Appraisal rights; definitions.  The following definitions apply to ss. 607.1302-607.1333:

(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4) “Fair value” means the value of the corporation’s shares determined;

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) “Shareholder” means both a record shareholder and a beneficial shareholder.

607.1302 Right of shareholders to appraisal.

(1) A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a) Consummation of a merger to which the corporation is a party if shareholder approval is required for the merger by s. 607.1103 and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary and the merger is governed by s. 607.1104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(e) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c) and (d) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if;

1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

607.1303 Assertion of rights by nominees and beneficial owners.

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320 Notice of appraisal rights.

(1) If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321 Notice of intent to demand payment.

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322 Appraisal notice and form.

(1) if proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder’s name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3. That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation’s estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c) Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2. A copy of ss. 607.1301-607.1333.

607.1323 Perfection of rights; right to withdraw.

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324 Shareholder’s acceptance of corporation’s offer.

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326 Procedure if shareholder is dissatisfied with offer.

(1) A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

607.1330 Court action.

(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2) The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.

(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

607.1331 Court costs and counsel fees.

(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1332 Disposition of acquired shares.

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

607.1333 Limitation on corporate payment.

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

APPENDIX F

INNOVATIVE FOOD HOLDINGS, INC.

2011 Stock Option Plan

1.     Purpose. The purpose of this 2011 Stock Option Plan (the “Plan”) is to aid Innovative Food Holdings, Inc., a Florida corporation (the “Company”), in attracting, retaining, motivating and rewarding employees (including executive officers and employee directors) and non-employee directors and consultants who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders.  The Plan authorizes stock-based incentives for Participants.

2.     Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Award” means an Incentive Stock Option, together with any related right or interest, granted to a Participant under the Plan.

(b) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death, provided such person, if an individual, is such Participant’s parent, grand-parent, parent-in-law, child, sibling, grandchild or other lineal descendant or the current spouse of each of the foregoing, and if an entity, is a family partnership or a trust or estate of which the primary beneficiary is the Participant or any of the aforementioned individuals. Unless otherwise determined by the Committee, the designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

(c) “Board” means the Company’s Board of Directors.

(d) “Change of Control” means (i) the sale of all of the Company’s outstanding capital stock to a person(s) or entity(ies) not previously a 5% owner (directly or indirectly) of any class of the Company’s equity (on a fully diluted basis) and is not controlling, controlled by or under common control with such a 5% owner, nor the spouse or descendant (by birth or adoption) of such a 5% owner, nor a trust for the beneficiary of such a 5% owner or (ii) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Company’s Restated Certificate of Incorporation.

(e) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(f) “Committee” means (i) the Company’s Compensation Committee or (ii) a committee of two or more directors designated by the Board to administer the Plan.  In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee.

(g) “Effective Date” means the effective date specified in Section 8(o).

(h) “Eligible Person” has the meaning specified in Section 5.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(j) “Fair Market Value” shall mean the amount determined by the Committee, except that if the Stock is listed on a national securities exchange (or traded on the over-the-counter market), the fair market value shall be the closing price of the Stock on such exchange (or market as reported by the National Quotation Bureau) on the day on which an Award is granted hereby (or with respect to another event requiring the valuation of the Stock, the closing price on the appropriate date as determined by the Committee), or, if there is no trading or closing price on that day, the closing price on the most recent day preceding the day for which such prices are available.

(k) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

(l) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock at a specified price during specified time periods.

(m) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

(n) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(o) “Section 16(b)” means Section 16(b) of the Exchange Act.
(p) “Stock” means the Company’s Common Stock, par value $.0001 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 8(c).

3.     Administration.

(a)            Authority of the Committee.  The Plan shall be administered by the Committee (subject to the Board’s authority to restrict the Committee), which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 8(b) and other persons claiming rights from or through a Participant, and stockholders.  The foregoing notwithstanding, the Board shall perform the functions of the Committee if the Committee is not established.

(b)            Manner of Exercise of Committee Authority.  At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine.  Notwithstanding the foregoing, no action may be taken pursuant to this Section 3(b) if such action would result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and would cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.

(c)            Limitation of Liability.  The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan.  Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.     Stock Subject to Plan.

(a)            Overall Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 100 million, of which a maximum of 85 million can be ISOs and the balance will be non-qualified or non-incentive stock options pursuant to Code section 423.  Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)            Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.  Shares subject to an Award that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan.  In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

5.     Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary or affiliate, including any executive officer and an employee director of the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan.  For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee.

6.     Specific Terms of Awards.

(a)            General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring total or partial forfeiture of Awards (at no cost to the Company) in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award.  The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan.  The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the New York Business Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)            Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i) Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option (or 110% of the Fair Market Value with respect to an Award to a 10% shareholder).

(ii)  Option Term; Time and Method of Exercise.  The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO exceed a period of ten years from the date of grant (or five years for a person owning 10% or more of the Company’s outstanding Stock.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 8(k)), including, without limitation, cash, stock or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify), provided that no arrangement shall be valid if it shall have the effect of causing the Award to lose its status as an ISO under Code Section 422.

(iii)  ISOs.  The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirements that (i) no ISO shall be granted more than ten years after the Effective Date, (ii) no Participant may have more than $100,000 of stock underlying ISOs vest in any calendar year, based upon the value of the underlying stock on the date of grant and (iii) upon the termination of a Participant’s employment with the Company for any reason other than death, the ISO will expire at the earlier of (x) the ISO’s Expiration Date or (y) three months from the date of the Participant’s termination or twelve months if the termination was for a permanent disability.

7.     Certain Provisions Applicable to Awards.

(a)            Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate.  Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.  Subject to Section 8(k), the Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or Award may be applied to reduce the exercise price of any Option.

(b)            Exemptions from Section 16(b) Liability.  With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will attempt to ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 (or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan.  The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 8(k)) to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b).  Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(c)            Loan Provisions.  With the Committee’s consent, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company (including without limitation, the applicable provisions of the Company’s Certificate of Incorporation), the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award.  Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate, if any, to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

(d)            Cash-Out of Awards.  Except as otherwise provided in the Plan or as otherwise provided by the Committee, in connection with a Change in Control in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Committee may, in its discretion, provide for payment (a "cash-out") with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (i) the Fair Market Value of one share of Stock (as determined by the Committee in its reasonable discretion) multiplied by the number of shares of Stock subject to the Award, over (ii) the aggregate exercise price, if any, under the Award, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines.

8.     General Provisions.

(a)            Compliance with Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)            Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.  A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)            Adjustments.  In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iii) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 8(k)).

(d)            Tax Provisions.

(i) Withholding.  The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee.  Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

(ii)  Requirement of Notification of Code Section 83(b) Election.  If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)  Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

(e)            Changes to the Plan.  The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may have a material adverse affect on the rights of such Participant under any outstanding Award.

(f)            Right of Setoff.  The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 8(f).

(g)            Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, or other property, or make other arrangements to meet the Company’s obligations under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)            Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)            Payments in the Event of Forfeitures; Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)            [Intentionally Omitted]

(k)            Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to “variable” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “variable” accounting.

(l)            Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m)            Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) subject to the specific terms of the Award, conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised.  Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(n)            Severability; Entire Agreement.  If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.  The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(o)            Plan Effective Date and Termination.  The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders.  Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

(p)            Repricing.  No award that could be characterized as a “repricing” shall be made pursuant to this Plan without shareholder approval.

(q)           Waiver of Jury Trial.  AS A CONDITION OF RECEIVING AN AWARD, EACH PARTICIPANT SHALL BE DEEMED TO HAVE IRREVOCABLY WAIVED, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY AWARD GRANTED UNDER THIS PLAN.

(r)           Intentionally Omitted.

(s)        Compliance With Code Sections 409A and 422.  Notwithstanding any provision of this Plan to the contrary, the Committee shall be authorized to amend this Plan or any Award to bring the Plan and such Award into compliance with Code Sections 409A and 422 and the acceptance by any Participant of an Award shall be deemed consent to any such change even if such change would have a material adverse effect on the Participant, provided, however, that any change required by law (or by the Code to maintain the status of an Award as an ISO) to be approved by the Company’s shareholders shall not be effective until such approval is obtained, unless the applicable Award provides otherwise.

9.     Non-Incentive options.  The prior provisions of this Plan notwithstanding, the Committee is also authorized to issue non-qualified stock options to non-employee directors of the Company (or its subsidiaries) and to consultants who provide services to the Company (or its subsidiaries).  The persons to whom options under this Section 9 shall be issued to as well as the terms of any such grants shall be at the discretion of the Committee.

INNOVATIVE FOOD HOLDINGS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 25, 2012

Know all men by these presents, that the undersigned hereby constitutes and appoints Sam Klepfish, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to represent and vote with respect to all of the shares of the common stock of Innovative Food Holdings, Inc., standing in the name of the undersigned at the close of business on December 6, 2011, at the Annual Meeting of Stockholders of the Company to be held on January 25, 2011 at Feder Kaszovitz LLP, 845 Third Avenue, 11th Floor, New York, NY 10022, at 11:00 a.m. local time, and at any and all adjournments thereof, with all the powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows.

Please mark your votes as this example	☒

1. Election of Directors

Nominees are:

Joel Gold, Michael Ferrone, Sam Klepfish, Solomon Mayer and Hank Cohn
(Instruction: to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)
_________________________________
	For m	Withhold m
2. Approval to amend the Company’s Certificate of Incorporation to increase authorized common stock to 3,000,000,000 shares of common stock.	For m	Against m	Abstain m
3. Approval to amend the Company’s Certificate of Incorporation to convert preferred stock into shares of blank check preferred stock.	For m	Against m	Abstain m
4. Approval for the Board of Directors to implement a reverse split of our outstanding common stock of between 40:1 and 60:1 at its discretion.	For m	Against m	Abstain m
5. To change the Company’s domicile from Florida to Delaware.	For m	Against m	Abstain m
6. Ratification and approval of the adoption of the Company’s 2011 Stock Award and Incentive Plan and all awards previously granted.	For m	Against m	Abstain m
7. Approval of appointment of the firm of RBSM LP as the Company’s auditors.	For m	Against m	Abstain m

8. In their discretion upon such other measures as may properly come before the meeting, hereby ratifying and confirming all that said proxy may lawfully do or cause to be done by virtue hereof and hereby revoking all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.

	For m	Against m	Abstain m

The shares represented by this proxy will be voted in the manner indicated, and if no instructions to the contrary are indicated, will be voted FOR all proposals listed above.  Number of shares owned by undersigned _________________

Signature(s):  Date: _________________

Signature(s):  Date: _________________

IMPORTANT: Please sign exactly as your names are printed here.  Executors, administrators, trustees and other persons signing in a representative capacity should give full title.